EXHIBIT 10-3

EXECUTION COPY

THIS DOCUMENT CONSTITUTES, AMONG OTHER THINGS, A SECURITY AGREEMENT AND A FIXTURE FILING WITHIN THE MEANING OF THE PENNSYLVANIA UNIFORM COMMERCIAL CODE—SECURED TRANSACTIONS.

INDENTURE OF TRUST, OPEN-END MORTGAGE AND SECURITY AGREEMENT

Dated as of July 1, 2007

Between

MANSFIELD 2007 TRUST A, as Mortgagor and Debtor

and

THE BANK OF NEW YORK TRUST COMPANY, N.A., in its individual capacity as expressly stated herein, but otherwise solely as Indenture Trustee, Mortgagee and Secured Party and Account Bank

SALE AND LEASEBACK OF A 16.8885% UNDIVIDED INTEREST IN
BRUCE MANSFIELD PLANT, UNIT 1

i

ii

APPENDICES

Appendix A: Definitions and Rules of Interpretation

EXHIBITS:

Exhibit A	Legal Description of the Facility Site
Exhibit B	Form of Note
Exhibit C	Form of Certificate of Authentication
Exhibit D	Description of the Undivided Interest

iii

INDENTURE OF TRUST, OPEN-END MORTGAGE
AND SECURITY AGREEMENT

THIS INDENTURE SECURES FUTURE ADVANCES

(All notices to be given to the Indenture Trustee pursuant to
42 Pa. C.S.A. § 8143 shall be given as set forth in
Section 9.5 of this Indenture)

                This INDENTURE OF TRUST, OPEN-END MORTGAGE AND SECURITY AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Indenture”), dated as of July 1, 2007, between MANSFIELD 2007 TRUST A, a Delaware statutory trust (the “Lessor”), the Lessor being the mortgagor under the mortgage and debtor under the security agreement contained herein, and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association organized and existing under the laws of the United States, in its individual capacity as expressly stated herein, but otherwise solely as Indenture Trustee (the “Indenture Trustee”), the Indenture Trustee being the trustee and mortgagee under the mortgage and secured party under the security agreement contained herein on behalf of the Noteholders, and as the Account Bank.

WITNESSETH:

                WHEREAS, pursuant to the Participation Agreement, FirstEnergy Generation Corp. (the “Lessee”) has sold the Undivided Interest to the Lessor pursuant to the Bill of Sale and leased the Ground Interest to the Lessor pursuant to the Site Lease, a memorandum of which shall be recorded with this Indenture in the appropriate registry of deeds described in Exhibit A attached hereto;

                WHEREAS, the Lessor has entered into the Facility Lease, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Facility Lease”), with the Lessee pursuant to which the Lessee has leased from the Lessor for a term of years the Lessor’s Undivided Interest in the Facility;

                WHEREAS, the Lessor has entered into the Site Sublease, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Site Sublease”), with the Lessee pursuant to which the Lessee has subleased the Ground Interest from the Lessor for a term of years;

                WHEREAS, the Facility is more particularly described on Exhibit D hereto and made a part hereof and the Facility Site is more particularly described on Exhibit A hereto and made a part hereof;

                WHEREAS, in accordance with this Indenture, the Lessor will (i) execute and deliver the Notes, the proceeds of which will be used by the Lessor to finance a portion of the Purchase Price for the Undivided Interest purchased from the Lessee and (ii) grant to the Indenture Trustee the security interests herein provided;

                WHEREAS, this Indenture is intended to be regarded as a mortgage under the laws of the Commonwealth of Pennsylvania (and not intended to qualify as an indenture), as a security agreement under the Uniform Commercial Codes of the States of New York and Delaware and the Commonwealth of Pennsylvania, and as a fixture filing under the laws of the Commonwealth of Pennsylvania;

                WHEREAS, the Lessor and the Indenture Trustee desire to enter into this Indenture to, among other things, provide for (a) the issuance by the Lessor of the Notes to be issued on the Closing Date and Additional Notes from time to time, and (b) the conveyance and assignment to the Indenture Trustee on the Closing Date of the Undivided Interests conveyed to the Lessor and the Lessor’s right, title and interest in and under the Operative Documents executed in connection therewith and all payments and other amounts received hereunder or thereunder in accordance herewith (excluding Excepted Payments);

                WHEREAS, all things have been done to make the Notes, when executed by the Lessor, authenticated and delivered hereunder and issued, the valid obligations of the Lessor; and

                WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Lessor, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened.

                NOW THEREFORE, in consideration of the foregoing premises, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure (i) the prompt payment when and as due of the principal of and the Make-Whole Amount, if any, and interest on the Notes and of all other amounts owing with respect to all Notes from time to time outstanding hereunder, and the prompt payment when and as due of any and all other amounts from time to time owing in respect of the Secured Indebtedness and (ii) the performance and observance by the Lessor for the benefit of the holders of the Notes and the Indenture Trustee of all other obligations, agreements, and covenants of the Lessor set forth hereinafter and in the Notes, the Operative Documents and the other documents, certificates and agreements delivered in connection therewith,

GRANTING CLAUSE:

                The Lessor hereby irrevocably grants, conveys, assigns, transfers, mortgages, pledges, bargains, sells and confirms unto the Indenture Trustee and its successors and permitted assigns, for the benefit and security of the holders of the Notes from time to time, a first priority security interest in and mortgage lien on all estate, right, title and interest of the Lessor in, to and under the following described property, rights, interests and privileges, whether now held or hereafter acquired (which collectively, including all property hereafter specifically subjected to the security interest created by this Indenture by any supplement hereto, exclusive of Excepted Payments, are included within, and are hereafter referred to as, the “Indenture Estate”):

                (1)           the Undivided Interest, including the interest of the Lessor in Modifications and Components to which the Lessor acquires title from time to time as provided in the Facility Lease; the Facility Lease and all payments of any kind by the Lessee thereunder, including, without limitation, all amounts of Periodic Rent and Supplemental Rent; the Site Lease (and the leasehold estate and all rights with respect to the Ground Interest conveyed thereby); the Site Sublease and all payments of any kind by the Lessee thereunder; the Bill of Sale (and all rights with respect to the Undivided Interest conveyed thereby); the Lessor’s interest in all tangible property located on or at or attached to the Facility Site as to which an interest in such tangible property arises under applicable real estate law (“fixtures”); the Guaranty, the Operating Agreement (as assigned to the Lessor pursuant to the Participation Agreement); the Support Agreement and the rights created thereunder; the AF Security Agreement and the rights created thereunder; and all and any interest in any property now or hereafter granted to the Lessor pursuant to any provision of the Facility Lease and the Site Sublease; and each other Operative Document to which the Lessor is a party (the Undivided Interest, the Lessor’s interest in any fixtures, Modifications and the Ground Interest are collectively referred to as the “Property Interest” and the documents specifically referred to above in this paragraph (1) are collectively referred to as the “Assigned Documents”), including, without limitation, (x) all rights of the Lessor to receive any payments or other amounts or, subject to Section 5.6 hereof, to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to make any demand or to take any other action under or in respect of any such document, to accept surrender or redelivery of the Property Interest or any part thereof, as well as all the rights, powers and remedies on the part of the Lessor, whether acting under any such document or by statute or at law or in equity or otherwise, arising out of any Lease Event of Default and (y) any right to restitution from the Lessee, any sublessee or any other person in respect of any determination of invalidity of any such document;

                (2)           all rents (including Periodic Rent and Supplemental Rent payable under the Facility Lease), royalties, issues, profits, products, revenues, proceeds, damages, claims, warranties and other income from all property described in this Granting Clause and from time to time subjected or required to be subjected to the Lien of this Indenture, including, without limitation, all payments or proceeds payable to the Lessor after the termination of the Facility Lease with respect to the Property Interest or any portion thereof as a result of the sale, lease or other disposition of the Property Interest or any portion thereof, and all estate, right, title and interest of every nature whatsoever of the Lessor in and to such rents, royalties, issues, profits, products, revenues, proceeds, damages, claims, warranties and other income and every part thereof (the “Revenues”);

                (3)           any sublease of the Undivided Interest and any assignment thereof now or hereafter in effect, including, without limitation, (i) all rents or other amounts or payments of any kind paid or payable by the obligor(s) thereunder or in respect thereof and all collateral security or credit support with respect thereto (whether cash or in the nature of a guarantee, letter of credit, credit insurance, lien on or security interest in property or otherwise) for the obligations of the sublessee thereunder as well as all rights of the Lessor to enforce payment of any such rents, amounts or payments, (ii) all rights of the Lessor to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any sublease of the Facility and any assignment thereof or to accept surrender or redelivery of the Facility or any part thereof, as well as all the rights, powers and remedies on the part of the Lessor, whether acting under any sublease of the Facility or any assignment thereof or by statute or at law or in equity, or otherwise, arising out of any default under such sublease or any assignment thereof, and (iii) any right to restitution from the Lessee, the applicable sublessee or any guarantor of such sublessee in respect of any determination of invalidity of any sublease of the Facility or any assignment thereof;

                (4)           all condemnation proceeds with respect to the Property Interest or any part thereof (to the extent of the Lessor’s interest therein), and all proceeds (to the extent of the Lessor’s interest therein) of all insurance maintained pursuant to Section 11 of the Facility Lease or otherwise;

                (5)           all other property of every kind and description and interests therein now held or hereafter acquired by the Lessor pursuant to the terms of any Assigned Document, wherever located; and

                (6)           all proceeds of the foregoing;

                BUT EXCLUDING, HOWEVER, from such property, rights and privileges any and all Excepted Payments;

                SUBJECT, HOWEVER, TO  the rights of the Lessor and the Owner Participant hereunder, including under Sections 4.3(d), 4.4 and 5.6 hereof, to Permitted Liens, to the terms and provisions of this Indenture and to the rights of the Lessee under the Facility Lease;

                TO HAVE AND TO HOLD the Indenture Estate and all parts, rights, members and appurtenances thereof, unto the Indenture Trustee and the successors and permitted assigns of the Indenture Trustee, for the benefit and security of the Noteholders from time to time;

                PROVIDED, HOWEVER, that if the principal of and the Make-Whole Amount, if any, and interest on the Notes, and all other Secured Indebtedness hereunder shall have been paid and the Lessor shall have performed and complied with all the covenants, agreements, terms and provisions hereof, then this Indenture and the rights hereby granted shall automatically terminate and cease.

                Subject to the terms and conditions hereof, including Article V, the Lessor does hereby irrevocably constitute and appoint the Indenture Trustee the true and lawful attorney-in-fact of the Lessor (which appointment is coupled with an interest) with full power (in the name of the Lessor or otherwise) to ask, require, demand and receive any and all moneys and claims for moneys (in each case, including, without limitation, insurance and requisition proceeds to the extent of the Lessor’s interest therein but excluding in all cases Excepted Payments) due and to become due under or arising out of the Assigned Documents and all other property which now or hereafter constitutes part of the Indenture Estate and, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings (other than in connection with the enforcement or collection of Excepted Payments) which the Indenture Trustee may deem to be necessary or advisable to protect the Indenture Trustee’s interest in the Indenture Estate. Pursuant to the Facility Lease, the Lessee is directed to make all payments of Rent required to be paid or deposited with the Lessor (other than Excepted Payments) and all other amounts which are required to be paid to or deposited with the Lessor pursuant to the Facility Lease (other than Excepted Payments) directly to the Indenture Trustee at such address or addresses as the Indenture Trustee shall specify, for application as provided in this Indenture. Further, the Lessor agrees that promptly on receipt thereof, it will transfer to the

Indenture Trustee any and all moneys from time to time received by it constituting part of the Indenture Estate, whether or not expressly referred to in the immediately preceding sentence, for distribution pursuant to this Indenture.

                Concurrently with the delivery of this Indenture, the Lessor is delivering to the Indenture Trustee the chattel paper originally-executed counterpart of the Facility Lease. All property referred to in this Granting Clause, whenever acquired by the Lessor, shall secure all obligations under and with respect to the Notes at any time outstanding. Any and all properties referred to in this Granting Clause which are hereafter acquired by the Lessor, shall, without further conveyance, assignment or act by the Lessor or the Indenture Trustee thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

                This Indenture is intended to constitute a security agreement as required under the Uniform Commercial Codes of the States of New York and Delaware and the Commonwealth of Pennsylvania. This Indenture is also intended to constitute an open-end mortgage and leasehold mortgage and fixture filing under the laws of the Commonwealth of Pennsylvania and will be recorded in the Office of the Recorder of Deeds of Beaver County. This Indenture is given to secure the payment of performance of the Secured Indebtedness. The maximum principal indebtedness secured by this Indenture, including future advances and contingent obligations but excluding protective advances, shall not at any time exceed the total amount of Two Hundred Thirty Million Dollars ($230,000,000.00); provided, however, that nothing herein contained shall limit the amount secured by this Indenture if the Secured Indebtedness is increased by protective advances made for the payment of taxes, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Indenture Estate or the Lien of this Indenture, expenses incurred by the Indenture Trustee by reason of an Indenture Default or Indenture Event of Default or advances made pursuant to Additional Notes to enable completion of Modifications for which such Additional Notes and this Indenture were originally made; and provided, further, such limitation as to such future advances and contingent obligations shall only pertain to the record priority of the amount thereof secured hereby and does not otherwise limit the amount of total indebtedness of Lessor secured hereby or limit the liability of Lessor to Indenture Trustee for such total indebtedness, including future advances and contingent obligations. The future advances secured hereby shall be made to or for the account of Lessor and may be made under the Additional Notes, or pursuant to promissory notes or other instruments evidencing such future advances which maybe hereafter executed and delivered by Lessor to Indenture Trustee.

                The Indenture Trustee, for itself and its successors and permitted assigns, hereby agrees that it shall hold the Indenture Estate, in trust for the benefit and security of (i) the holders from time to time of the Notes from time to time outstanding, without any priority of any one Note over any other except as herein otherwise expressly provided and (ii) the Indenture Trustee, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture. It is expressly agreed that anything herein contained to the contrary notwithstanding, the Lessor shall remain liable under the Assigned Documents to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the Noteholders shall have no obligation or liability under any Assigned Document by reason of or arising out of the assignment hereunder, nor shall the Indenture Trustee or the Noteholders be required or obligated in any manner, except as herein expressly provided, to perform or fulfill any obligation of the Lessor under or pursuant to any such Assigned Document or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim, or to take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at, any time or times.

                The Lessor does hereby warrant and represent that it has not assigned, pledged or granted a lien or security interest in, to or under, and hereby covenants that, so long as this Indenture shall remain in effect and the Lien hereof shall not have been released pursuant to Section 9.1 hereof, it will not assign, pledge or grant a lien or security interest in any of its estate, right, title or interest in, to or under, the Indenture Estate to anyone other than the Indenture Trustee for the benefit of the Noteholders. The Lessor hereby further covenants that with respect to its estate, right, title and interest in, to or under the Indenture Estate, it will not, except as provided in this Indenture and except as to Excepted Payments, (i) accept any payment from the Lessee or any sublessee or enter into any agreement amending, modifying or supplementing any of the Assigned Documents, execute any waiver or modification of, or consent under, the terms of any of the Assigned Documents or revoke or terminate any of the Assigned Documents, (ii) settle or compromise any claim arising under any of the Assigned Documents, or (iii) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Assigned Documents to arbitration thereunder.

                Subject to Section 5.6 hereof, the Lessor hereby ratifies and confirms its obligations under the Assigned Documents and does hereby agree that it will not take or omit to take any action, the taking or omission of which might result in an alteration or impairment of any of the Assigned Documents or of any of the rights created by any such Assigned Document or the assignment (subject to the previous) paragraph hereunder.

                Accordingly, the Lessor, for itself and its successors and permitted assigns, agrees that all Notes are to be issued and delivered and that all property subject or to become subject hereto is to be held subject to the further covenants, conditions, uses and trusts hereinafter set forth, and the Lessor, for itself and its successors and permitted assigns, hereby covenants and agrees with the Indenture Trustee, for the benefit and security of the holders from time to time of the Notes from time to time outstanding and to protect the security of this Indenture, and the Indenture Trustee agrees to accept the trusts and duties hereinafter set forth, as follows:

ARTICLE I
DEFINITIONS

                Section 1.1.           Definitions; Construction of References.

                (a)           Capitalized terms used in this Indenture, including the recitals, and not otherwise defined herein shall have the respective meanings set forth in Appendix A to the Participation Agreement (a copy of which is attached hereto for reference), dated as of the date hereof, among the Lessee, the Lessor the Owner Participant, the Guarantor, the Indenture Trustee and the Pass Through Trustee (as amended, supplemented or otherwise modified from time to time in accordance with the provisions thereof, the “Participation Agreement”). The Rules of

Interpretation set forth in Appendix A to the Participation Agreement shall apply to the terms used in and the interpretation of this Indenture.

                (b)           In addition, the following terms shall have the following meanings:

                “Average Life Date” for any Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Note.

                “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System and the “most recent H.15(519)” means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

                “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Note computed by discounting such payments on a semiannual basis on each payment date under the Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 0.35% over (b) the outstanding principal amount of such Note plus accrued interest to the date of determination. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date.

                “Remaining Weighted Average Life” on a given date with respect to any Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Note.

                “Secured Indebtedness” means principal of and the Make-Whole Amount, if any, and interest on and other amounts due under all Notes and all other sums payable to the Indenture Trustee or the Noteholders from time to time hereunder and under the Participation Agreement and the other Operative Documents by the Lessor, including:

(i) The indebtedness evidenced by the Notes, together with interest thereon at the rate provided in each Note and the Make-Whole Amount thereon (if any) and together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced by such Notes, and principal of such Notes being due and payable as provided in such Notes;

(ii) Any and all other indebtedness now owing or which may hereafter be owing by the Lessor to or for the benefit of the Indenture Trustee under the Operative Documents, whether evidenced by Additional Notes issued pursuant to Section 2.12 hereof or otherwise, however and whenever incurred or evidenced, whether direct or indirect, absolute or contingent, due or to become due, together with interest thereon at the rate provided in each Additional Note and the Make-Whole Amount thereon (if any) and together with any and all renewals, modifications, consolidations and extensions of the indebtedness evidenced by such Additional Notes, and principal of such Additional Notes being due and payable as provided in each such Additional Note.

(iii) Any and all additional advances made by the Indenture Trustee to protect or preserve the Indenture Estate or the security interest and other interests created hereby on the Indenture Estate or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of the Lessor’s obligations hereunder or for any other purpose provided herein, including advances made pursuant to Section 4.13 hereof (whether or not the Lessor remains the owner of the Indenture Estate at the time of such advances); and

(iv) Any and all expenses incident to the collection of the Secured Indebtedness and the foreclosure hereof by action in any court or by exercise of the power of sale herein contained.

                “Treasury Yield” means, at the date of determination with respect to any Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519).

                (c)           All references in this instrument to designated Articles, Sections and other subdivisions are designated Articles, Sections and other subdivisions of this instrument unless otherwise indicated.

                (d)           All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles.

                Section 1.2.           Severance. The parties hereto understand and agree and it is their express intention that the Undivided Interest, each Modification and each part thereof is or shall be severed, and shall be and remain severed, to the maximum extent permitted by Applicable Law, from the real estate constituting the Facility Site and even if physically attached thereto, shall retain the character of personal property, shall be treated as personal property with respect to the rights of all persons whomever, and shall not be or become fixtures or otherwise part of the real estate constituting the Facility Site.

ARTICLE II
THE NOTES

                Section 2.1.           Limitation on Notes.  No Notes may be issued under the provisions of, or become secured by, this Indenture except in accordance with the provisions of this Section 2.

The aggregate principal amount of the Notes which may be authenticated and delivered and outstanding at any one time under this Indenture shall be limited to the aggregate principal amount of the Initial Notes issued on the Closing Date to the Pass Through Trustee plus the aggregate principal amount of Additional Notes issued pursuant to Section 2.12.

                Section 2.2.           Initial Notes.  There are hereby created and established hereunder one series of Notes, in substantially the form set forth in Exhibit B to this Indenture and in the aggregate principal amount, having installments payable on the dates and in the amounts and having the final maturity date and interest rate set forth in Schedule I to this Indenture (collectively, the “Initial Notes” or, individually, an “Initial Note”).

                Section 2.3.           Execution and Authentication of Notes.  Each Note issued hereunder shall be executed and delivered on behalf of the Lessor by one of the Owner Trustee’s authorized signatories, be in fully registered form, be dated the date of original issuance of such Note and be in denominations of not less than $1,000. Any Note may be signed by a Person who, at the actual date of the execution of such Note, is an authorized signatory of the Owner Trustee although at the nominal date of such Note such Person may not have been an authorized signatory of the Owner Trustee. No Note shall be secured by or be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears thereon a certificate of authentication in the form contained in Exhibit C (or in the appropriate form provided for in any supplement hereto executed pursuant to Section 2.12 hereof), executed by the Indenture Trustee by the manual signature of one of its authorized officers, and such certificate upon any Note shall be conclusive evidence that such Note has been duly authenticated and delivered hereunder. The Indenture Trustee shall authenticate and deliver the Initial Notes for original issue on the Closing Date in the principal amount specified in Section 2.2, upon a written order of the Lessor. The Indenture Trustee shall authenticate and deliver Additional Notes, upon a written order of the Lessor and satisfaction of the conditions specified in Section 2.12. Such order shall specify the principal amount of the Additional Notes to be authenticated and the date on which the original issue of Additional Notes is to be authenticated.

                Section 2.4.           Issuance and Terms of the Initial Notes.

                (a)           Issuance of the Notes at the Closing. On the Closing Date, the Initial Notes shall be issued to the Pass Through Trust in the amounts set forth in Schedule I hereto, and shall be dated the Closing Date.

                (b)           Principal and Interest . The principal amount of each series of Initial Notes shall be due and payable in a series of installments having the final payment date set forth in Schedule I hereto. The principal of each Initial Note shall be due and payable in installments on the dates and in the amounts set forth in the Initial Notes, provided that the last payment made under such Initial Note shall be equal to the then unpaid balance of the principal of such Note plus all accrued and unpaid interest on, and any other amounts due under, such Initial Note. Each Initial Note shall bear interest on the principal from time to time outstanding from and including the date of issuance thereof (computed on the basis of a 360-day year of twelve 30-day months) until paid in full at the rate set forth in such Initial Note and Schedule I hereto. Each Initial Note shall accrue additional interest under the circumstances and at the rate per annum set forth in the fourth and sixth paragraphs of each Initial Note. Interest on each Initial Note shall be due and payable in arrears semi-annually commencing on December 1, 2007, and on each June 1 and December 1 thereafter until paid in full. If any day on which principal, Make-Whole Amount, if any, or interest on the Initial Notes are payable is not a Business Day, payment thereof shall be made on the next succeeding Business Day with the same effect as if made on the date on which such payment was due.

                (c)           Overdue Payments . Interest (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal, Make-Whole Amount (if any) and, to the extent permitted by Applicable Law, interest and any other amounts payable shall be paid on demand at the Overdue Rate.

                (d)           Indemnity Amounts. The Lessor agrees to pay to the Indenture Trustee for distribution in accordance with Section 3.5 hereof any and all indemnity amounts received by the Lessor which are payable by the Lessee to (i) the Indenture Trustee, (ii) the Pass Through Trust, or (iii) the Pass Through Trustee.

                Section 2.5.           Payments from Indenture Estate Only; No Personal Liability of the Lessor, the Owner Participant or the Indenture Trustee.

                (a)           Except as otherwise specifically provided in this Indenture or the Participation Agreement, all payments in respect of the Notes or under this Indenture shall be made only from the Indenture Estate, and the Lessor shall have no obligation for the payment thereof except to the extent that there shall be sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Section 3 hereof; and the Owner Participant shall not have any obligation for payments in respect of the Notes or under this Indenture. The Indenture Trustee and each Noteholder, by its acceptance thereof, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the Indenture Trustee or such Noteholder, as the case may be, as herein provided and that none of the Owner Participant, the Lessor, the Trust Company, the Indenture Company, and the Indenture Trustee, nor any Affiliate of any thereof, shall be personally liable to such Noteholder or the Indenture Trustee for any amounts payable hereunder or under such Note or, except in the case of each of the Owner Participant, the Trust Company, the Indenture Company and the Indenture Trustee as expressly provided in this Indenture, the Participation Agreement or any other Operative Document to which it is a party, for any performance to be rendered under any Assigned Document or for any liability under any Assigned Document. Without prejudice to the foregoing, the Lessor will duly and punctually pay or cause to be paid the principal of, Make-Whole Amount, if any, and interest on all Notes according to their terms and the terms of this Indenture. Nothing contained in this Section 2.5 limiting the liability of the Lessor shall derogate from the right of the Indenture Trustee and the Noteholders to proceed against the Indenture Estate and the Guaranty to secure and enforce all payments and obligations due hereunder and under the Assigned Documents and the Notes.

                (b)           In furtherance of the foregoing, to the fullest extent permitted by law, each Noteholder (and each assignee of such Person), by its acceptance thereof, agrees that neither it nor the Indenture Trustee will exercise any statutory right to negate the agreements set forth in this Section 2.5.

                (c)           Nothing herein contained shall be interpreted as affecting the representations, warranties or agreements of the Lessor set forth in the Participation Agreement or the Trust Agreement.

                Section 2.6.           Method of Payment.

                (a)           The Owner Trustee shall maintain an office or agency where Notes may be presented for payment (the “Paying Agent”). The Lessor may have one or more additional paying agents. The term “Paying Agent” includes any additional paying agent. The Lessor initially appoints the Indenture Trustee as Paying Agent in connection with the Notes. The Lessor shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Lessor shall require each Paying Agent (other than the Indenture Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of the Noteholders or the Indenture Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Indenture Trustee of any default by the Lessor in making any such payment.

                (c)           The principal of and the Make-Whole Amount, if any, and interest on each Note shall be paid by the Paying Agent from amounts available in the Indenture Estate on the dates provided in the Notes by mailing a check for such amount, payable in New York Clearing House funds, to each Noteholder at the last address of each such Noteholder appearing on the Note Register, or by whichever of the following methods shall be specified by notice from a Noteholder to the Indenture Trustee: (i) by crediting the amount to be distributed to such Noteholder to an account maintained by such Noteholder with the Indenture Trustee, (ii) by making such payment to such Noteholder in immediately available funds at the Indenture Trustee Office, or (iii) in the case of the Initial Notes and in the case of Additional Notes, if such Noteholder is the Pass Through Trust, or a bank or other institutional investor, by transferring such amount in immediately available funds for the account of such Noteholder to the banking institution having bank wire transfer facilities as shall be specified by such Noteholder, such transfer to be subject to telephonic confirmation of payment. Any payment made under any of the foregoing methods shall be made free and clear of and without reduction for or on account of all wire and like charges and without any presentment or surrender of such Note, unless otherwise specified by the terms of the Note, except that, in the case of the final payment in respect of any Note, such Note shall be surrendered to the Indenture Trustee for cancellation after such payment. All payments in respect of the Notes shall be made (1) as soon as practicable prior to the close of business on the date the amounts to be distributed by the Indenture Trustee are actually received by the Indenture Trustee if such amounts are received by 12:00 noon, New York City time, on a Business Day, or (2) on the next succeeding Business Day if received after such time or on any day other than a Business Day. One or more of the foregoing methods of payment may be specified in a Note. Prior to due presentment for registration of transfer of any Note, the Lessor and the Indenture Trustee may deem and treat the Person in whose name any Note is registered on the Note Register as the absolute owner and holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes, and neither the Lessor nor the Indenture Trustee shall be affected by any notice to the contrary. All payments made on any Note in accordance with the provisions of this Section 2.6 shall be valid and effective to satisfy and discharge the liability on such Note to the extent of the sums so paid and (except as provided herein) neither the Indenture Trustee nor the Lessor shall have any liability in respect of such payment.

                Section 2.7.           Application of Payments.  Each payment on any outstanding Note shall be applied, first, to the payment of accrued interest (including interest on overdue principal and the Make-Whole Amount, if any, and, to the extent permitted by Applicable Law, overdue interest) on such Note to the date of such payment, second, to the payment of the principal amount of, and the Make-Whole Amount, if any, on such Note then due (including any overdue installments of principal) thereunder and third, to the extent permitted by Section 2.10 of this Indenture, the balance, if any, remaining thereafter, to the payment of the principal amount of, and the Make-Whole Amount, if any, on such Note. The order of application of payments prescribed by this Section 2.7 shall not be deemed to supersede any provision of Section 3 hereof regarding application of funds.

                Section 2.8.           Registration, Transfer and Exchange of Notes.  The Owner Trustee shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Owner Trustee may have one or more co-registrars. The Lessor initially appoints the Indenture Trustee as Registrar in connection with the Notes. The Indenture Trustee shall maintain at the Indenture Trustee Office a register in which it will provide for the registration, registration of transfer and exchange of Notes (such register being referred to herein as the “Note Register”). If any Note is surrendered at said office for registration of transfer or exchange (accompanied by a written instrument of transfer duly executed by or on behalf of the holder thereof, together with the amount of any applicable transfer taxes), the Lessor will execute and the Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, if any, one or more new Notes (subject to the limitations specified in Sections 2.3 and 2.13 hereof) in any denomination or denominations not prohibited by this Indenture, as requested by the Person surrendering the Note, dated the same date as the Note so surrendered and of like tenor and aggregate unpaid principal amount. Any Note or Notes issued in a registration of transfer or exchange shall be valid obligations of the Lessor entitled to the same security and benefits to which the Note or Notes so transferred or exchanged were entitled, including rights as to interest accrued but unpaid and to accrue so that there will not be any loss or gain of interest on the Note or Notes surrendered. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Indenture Trustee duly executed by the holder thereof or his attorney duly authorized in writing, and the Indenture Trustee may require an opinion of counsel as to compliance of any such transfer with the Securities Act. The Indenture Trustee shall make a notation on each new Note of the amount of all payments of principal previously made on the old Note or Notes with respect to which such new Note is issued and the date on which such new Note is issued and the date to which interest on such old Note or Notes shall have been paid. The Indenture Trustee shall not be required to register the transfer or exchange of any Note during the ten (10) days preceding the due date of any payment on such Note.

                Each Noteholder, by its acceptance of a Note, shall be deemed to have consented to, and agreed to be bound by, the terms and conditions hereof, of such Note (and any instrument of assignment or transfer) and of the other Operative Documents.

                Section 2.9.           Mutilated, Destroyed, Lost or Stolen Notes.  Upon receipt by the Owner Trustee and the Indenture Trustee of evidence satisfactory to each of them of the loss, theft, destruction or mutilation of any Note and, in case of loss, theft or destruction, of indemnity satisfactory to each of them, and upon reimbursement to the Lessor and the Indenture Trustee of all reasonable expenses incidental thereto and payment or reimbursement for any transfer taxes, and upon surrender and cancellation of such Note, if mutilated, the Lessor will execute and the Indenture Trustee will authenticate and deliver in lieu of such Note, a new Note, dated the same date as such Note and of like tenor and principal amount. Any indemnity provided by the holder of a Note pursuant to this Section 2.9 must be sufficient in the reasonable judgment of the Lessor and the Indenture Trustee to protect the Lessor, the Indenture Trustee, the Paying Agent, the Registrar and any co-registrar or co-paying agent from any loss which any of them may suffer if a Note is replaced.

                Section 2.10.        Redemptions.

                (a)           Except as provided in paragraphs (b) and (c) of this Section 2.10 or as provided in any indenture supplemental hereto, all Notes outstanding under this Indenture shall be redeemed, in whole but not in part, at a price equal to the principal amount thereof, together with accrued and unpaid interest thereon, if any, to the date of redemption, but without any Make-Whole Amount or other premium, on the applicable Termination Date provided in Section 10.3 of the Facility Lease as a result of the occurrence of an Event of Loss. Any such redemption shall be made in accordance with the applicable provisions of Section 3 hereof.

                (b)           The Lessor may, at its option, redeem any Additional Notes in whole, or in part, on any date to the extent permitted by, and at the prices set forth in, the supplemental indenture establishing the terms, conditions and designations of such Additional Notes, together with accrued interest thereon, if any, to the date of redemption, plus, as applicable, any Make Whole Amount due on such Additional Notes to be so redeemed.

                (c)           The Notes shall be redeemed, in whole but not in part, as provided below, at the redemption price equal to the principal amount thereof, together with accrued and unpaid interest thereon, if any, to the date of redemption, plus the Make-Whole Amount, on the earliest to occur of:

(i) if the obligations represented by the Notes shall have been refinanced in whole but not in part pursuant to Section 11.2 of the Participation Agreement, on the date of such refinancing;

(ii) if the Facility Lease is terminated pursuant to Section 13 thereof, the applicable Burdensome Termination Date provided in Section 13.1 of the Facility Lease; and

(iii) if the Facility Lease is terminated pursuant to Section 14.3 or 14.4 thereof, the applicable Owner Breach Termination Date provided in Section 14.1 of the Facility Lease.

Any such redemption shall be made in accordance with the applicable provisions of Section 3 hereof. The Make-Whole Amount payable with respect to the Notes to be redeemed pursuant to this Section 2.10(c) will be determined by an investment banking institution of national standing in the United States (the “Investment Banker”) selected by the Lessee or, if the Lessor or the Indenture Trustee does not receive notice of such selection at least ten days prior to a scheduled prepayment date or if a Lease Event of Default under the Facility Lease shall have occurred and be continuing, selected by the Lessor, provided that the same Investment Banker shall also calculate the Special Event Amount payable concurrently therewith under the Facility Lease.

                (d)           If pursuant to this Section 2.10 the Lessor elects to redeem Additional Notes, or Notes are otherwise required to be redeemed, the Lessor shall notify the Indenture Trustee in writing of the date of redemption, the paragraph of this Indenture pursuant to which the redemption will occur, the principal amount of Notes to be redeemed and the applicable redemption price. The Lessor shall give each notice to the Indenture Trustee provided for in this Section 2.10 at least thirty (30) days before the date of redemption unless the Indenture Trustee consents in writing to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an opinion of counsel from the Lessee to the effect that such redemption will comply with the conditions herein.

                (e)           At least twenty (20) days but not more than sixty (60) days before a date of redemption, the Indenture Trustee shall deliver notification of such redemption by first-class mail to each Noteholder to be redeemed at such Noteholder’s registered address; provided that no notice shall be required so long as the Pass Through Trustee and the Indenture Trustee are the same entity. Each such notice shall state:

(i) the date of redemption;

(ii) the redemption price;

(iii) the name and address of the Paying Agent;

(iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v) that, unless the Lessor defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date; and

(vi) the paragraph of this Indenture pursuant to which the Notes called for redemption are being redeemed.

                (f)            With respect to any notice of redemption of the Notes pursuant to Section 2.10(c) such notice shall state that such redemption shall be conditional upon the receipt by the Indenture Trustee, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and Make-Whole Amount, if any, and interest on such Notes and that, if such money shall not have been so received, such notice shall be of no force or effect and the Lessor shall not be required to redeem such Notes. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and, within a reasonable time thereafter, notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made.

                (g)           Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the date of redemption. Failure to give notice or any defect in the notice to any Noteholder shall not affect the validity of the notice to any other Noteholder.

                Section 2.11.        Payment of Expenses on Transfer.  Upon the issuance of a new Note or Notes pursuant to Section 2.8 or 2.9 hereof, the Lessor or the Indenture Trustee may require from the party requesting such new Note or Notes payment of a sum to reimburse the Lessor and the Indenture Trustee for, or to provide funds for, the payment on an After-Tax Basis to the Lessor, the Indenture Trustee and the Owner Participant of any tax or other governmental charge in connection therewith or any charges and expenses connected with such tax or governmental charge paid or payable by the Lessor or the Indenture Trustee.

                Section 2.12.        Additional Notes.

                (a)           Additional Notes (each, an “Additional Note”) of the Lessor may be issued under and secured by this Indenture, at any time or from time to time, in addition to the Initial Notes and subject to the conditions hereinafter provided in this Section 2.12, for cash in the amount equal to the original principal amount of such Additional Notes, for the purpose of (i) providing funds in connection with a Supplemental Financing pursuant to Section 11.1 of the Participation Agreement for the payment of all or any portion of Modifications to the Facility pursuant to Section 8 of the Facility Lease or (ii) redeeming any previously issued Notes pursuant to an optional refinancing pursuant to Section 11.2 of the Participation Agreement and providing funds for the payment of all reasonable costs and expenses in connection therewith.

                (b)           Before any Additional Notes shall be issued under the provisions of this Section 2.12, the Lessor shall have delivered to the Indenture Trustee, not less than five (5) (unless a shorter period shall be satisfactory to the Indenture Trustee) days nor more than sixty (60) days prior to the proposed date of issuance of any Additional Notes, a request and authorization to issue such Additional Notes, which request and authorization shall include the amount of such Additional Notes, the proposed date of issuance and terms thereof and (except in connection with a refinancing of all of the then outstanding Notes pursuant to Section 11.2 of the Participation Agreement) a certification that such terms thereof are not inconsistent with this Indenture. Such Additional Notes shall have a designation so as to distinguish such Additional Notes from the Initial Notes and other Additional Notes theretofore issued, but otherwise shall rank pari passu with any Notes then outstanding, be entitled to the same benefits and security of this Indenture as the other Notes issued pursuant to the terms hereof, be dated the date of original issuance of such Additional Notes, bear interest at such rates as shall be agreed between the Lessee and the Lessor and indicated in the aforementioned request and authorization, and shall be stated to be payable by their terms not later than the final maturity date of the Initial Notes issued on the Closing Date. The Additional Notes shall not be subject to (i) purchase except as provided in Section 4.4(e) hereof or (ii) redemption except as provided in Section 2.10 hereof.

                (c)           The terms, conditions and designations of such Additional Notes (which shall be consistent with this Indenture, except in the case of a refinancing of all of the Notes pursuant to Section 11.2 of the Participation Agreement) shall be set forth in an indenture supplemental to this Indenture executed by the Lessor and the Indenture Trustee. Such Additional Notes shall be executed as provided in Section 2.3 hereof and deposited with the Indenture Trustee for authentication, but before such Additional Notes shall be authenticated and delivered by the Indenture Trustee there shall be filed with the Indenture Trustee the following, all of which shall be dated as of the date of the supplemental indenture:

(i) a copy of such supplemental indenture (which shall include the form of such Additional Notes and the certificate of authentication in respect thereof);

(ii) an Officer’s Certificate from the Lessee (1) stating that no Lease Event of Default has occurred and is continuing under the Facility Lease, (2) stating that the conditions in respect of the issuance of such Additional Notes contained in this Section 2.12 have been satisfied, (3) specifying the amount of the costs and expenses relating to the issuance and sale of such Additional Notes, (4) stating that payments pursuant to the Facility Lease and all supplements thereto of Periodic Rent and Termination Amount, together with all other amounts payable pursuant to the terms of the Facility Lease, are calculated to be sufficient to pay when due all of the principal of and interest on the outstanding Notes, after taking into account the issuance of such Additional Notes and any related redemption of Notes theretofore outstanding, and (5) all conditions to the Supplemental Financing or refinancing contained in Section 11.1 or 11.2, respectively of the Participation Agreement or in any other provision of the Operative Documents have been satisfied;

(iii) with respect to any Supplemental Financing, an Officer’s Certificate from the Lessor stating that no Indenture Default under clauses (b) through (f) of Section 4.2 hereof or Indenture Event of Default as to the Lessor, as the case may be, has occurred and is continuing;

(iv) such additional documents, certificates and opinions as shall be reasonably required by the Indenture Trustee, and as shall be reasonably acceptable to the Indenture Trustee;

(v) a request and authorization to the Indenture Trustee by the Lessor to authenticate and deliver such Additional Notes to or upon the order of the Person or Persons noted in such request at the address set forth therein, and in such principal amounts as are stated therein, upon payment to the Indenture Trustee, but for the account of the Lessor, of the sum or sums specified in such request and authorization;

(vi) the consent of the Lessee to such request and authorization; and

(vii) an opinion of counsel to the Lessor who shall be reasonably satisfactory to the Indenture Trustee, as to the authorization, validity and enforceability of the Additional Notes and that all conditions hereunder to the authentication and delivery of such Additional Notes have been complied with.

                (d)           When the documents referred to in the foregoing clauses (i) through (vii) above shall have been filed with the Indenture Trustee and when the Additional Notes described in the above mentioned request and authorization shall have been executed and authenticated as required by this Indenture and the related supplemental indenture, the Indenture Trustee shall deliver such Additional Notes in the manner described in clause (v) above, but only upon payment to the Indenture Trustee of the sum or sums specified in such request and authorization.

                Section 2.13.        Restrictions of Transfer Resulting from Federal Securities Laws; Legend.  Each Note shall be delivered to the initial Noteholder thereof without registration of such Note under the Securities Act and without qualification of this Indenture under the Trust Indenture Act of 1939, as amended. Prior to any transfer of any such Note, in whole or in part, to any Person, the Noteholder thereof shall furnish to the Lessee, the Indenture Trustee and the Lessor an opinion of counsel, which opinion and which counsel shall be reasonably satisfactory to the Indenture Trustee, the Lessor and the Lessee, to the effect that such transfer will not violate the registration provisions of the Securities Act or require qualification of this Indenture under the Trust Indenture Act of 1939, as amended, and all Notes issued hereunder shall be endorsed with a legend which shall read substantially as follows:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF EXCEPT WHILE SUCH REGISTRATION IS IN EFFECT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

                Section 2.14.        Security for and Parity of Notes.  All Notes issued and outstanding hereunder shall rank on a parity with each other and shall as to each other be secured equally and ratably by this Indenture, without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance or otherwise.

                Section 2.15.        Acceptance of the Indenture Trustee.  Each Noteholder, by its acceptance of a Note, shall be deemed to have consented to the appointment of the Indenture Trustee.

ARTICLE III
RECEIPT, DISTRIBUTION AND APPLICATION
OF INCOME FROM INDENTURE ESTATE

                Section 3.1.           Distribution of Periodic Rent.

                (a)           Periodic Rent Distribution . Except as otherwise provided in Section 3.1(c), 3.2, 3.3 or 3.7 of this Indenture, each installment of Periodic Rent and any payment of Supplemental Rent constituting interest on overdue installments of Periodic Rent received by the Indenture Trustee shall be distributed by the Indenture Trustee in the following order of priority:

First, so much of such amounts as shall be required to pay in full the aggregate principal and accrued interest (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, on overdue interest) then due and payable under the Notes shall be distributed to the Noteholders ratably, without priority of any Noteholder over any other Noteholder, in the proportion that the amount of such payment then due and payable under each such Note bears to the aggregate amount of the payments then due and payable under all such Notes; and

Second, the balance, if any, of such amounts remaining shall be distributed to the Lessor for distribution by it in accordance with the terms of the Trust Agreement.

                (b)           Application of Other Amounts Held by the Indenture Trustee upon Rent Default. If, as a result of any failure by the Lessee to pay Periodic Rent in full on any date when an installment of Periodic Rent is due, there shall not have been distributed on any date (or within any applicable period of grace) pursuant to Section 3.1(a) hereof the full amount then distributable pursuant to clause “First” of Section 3.1(a) of this Indenture, the Indenture Trustee shall distribute other payments (other than Excepted Payments) of the character referred to in Sections 3.5 and 3.6 hereof then held by it, or thereafter received by it, to all Noteholders to the extent necessary to enable it to make all the distributions then due pursuant to such clause “First.” To the extent the Indenture Trustee thereafter receives the deficiency in Periodic Rent, the amount so received shall, unless an Indenture Event of Default shall have occurred and be continuing, be applied to restore the amounts held by the Indenture Trustee under Section 3.5 or 3.6 hereof and distributed pursuant to this Section 3.1(b), as the case may be. The portion of each such payment made to the Indenture Trustee which is to be distributed by the Indenture Trustee in payment of Notes shall be applied in accordance with Section 2.7 hereof. Any payment received by the Indenture Trustee pursuant to Section 4.3 hereof as a result of payment by the Lessor of principal or interest or both (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, on overdue interest) then due on all Notes shall be distributed to the Noteholders, ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due and unpaid on all Notes held by each such Noteholder bears to the aggregate amount of the payments then due and unpaid on all Notes outstanding; and the Lessor shall (to the extent of such payment made by it) be subrogated to the rights of the Noteholders under this Section 3.1 to receive the payment of Periodic Rent or Supplemental Rent with respect to which its payment under Sections 4.3(a) and (b) hereof relates, and the payment of interest on account of such Periodic Rent or Supplemental Rent being overdue, to the extent provided in and subject to the provisions of Section 4.3(a) and (b) hereof.

                (c)           Retention of Amounts by the Indenture Trustee. If at the time of receipt by the Indenture Trustee of an installment of Periodic Rent (whether or not then overdue) or of payment of interest on any overdue installment of Periodic Rent, there shall have occurred and be continuing an Indenture Event of Default, the Indenture Trustee shall retain such installment of Periodic Rent or payment of interest (to the extent such installment of Rent or payment of interest is not then required to be distributed pursuant to clause “First” of Section 3.1(a)) as part of the Indenture Estate and shall not distribute any such payment of Periodic Rent or interest pursuant to clause “Second” of Section 3.1(a) until such time as such Indenture Event of Default shall be cured or waived or until such time as the Indenture Trustee shall have received written instructions from a Majority in Interest of Noteholders to make such a distribution; provided that such amounts must be returned to the Lessor within six (6) months from the receipt thereof by the Indenture Trustee unless (i) the Indenture Trustee has declared the unpaid principal of all Notes due and payable (or such amounts shall have automatically become due and payable) pursuant to Section 4.3(a) hereof and the Indenture Trustee is diligently pursuing any remedies available under Section 4.3(b) hereof (unless such remedies are stayed or prevented by operation of law) or (ii) any other Indenture Event of Default shall have occurred during the intervening period and be continuing, in which case, such six-month period will be restarted from the date such other Indenture Event of Default shall have occurred. Upon the cure or waiver of such Indenture Event of Default, withheld Periodic Rent shall, subject to clause (ii) of the immediately preceding sentence, be distributed to the Lessor (to the extent that all payments to be distributed pursuant to clause “First” of Section 3.1(a) have been made), and no further withholding of Periodic Rent on account of such Indenture Event of Default shall be effected.

                Section 3.2.           Payments Following Event of Loss or Other Early Termination.  Any payment received by the Indenture Trustee as a result of (x) an Event of Loss, (y) early termination of the Facility Lease pursuant to Section 13 thereof, or (z) any early termination of the Facility Lease pursuant to Section 14 thereof, shall be distributed on the applicable date of redemption to the extent of available funds, in the following order of priority:

First, so much of such payments and amounts as shall be required to reimburse the Indenture Trustee for any unpaid fees for its services under this Indenture and any expense (including any reasonable legal fees and disbursements) or loss incurred by it (to the extent incurred in connection with the performance of its duties as the Indenture Trustee and to the extent reimbursable and not previously reimbursed) shall be distributed to the Indenture Trustee for application to itself;

Second, so much of such payments or amounts as shall be required to pay in full the applicable redemption price (as described in Section 2.10(a) or 2.10(c) hereof or any supplemental indenture hereto) (including, interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) upon all of the Notes which shall be distributed to the holders of such Notes, in each case ratably, without priority of any Noteholder over any other, in the proportion that the aggregate unpaid principal amount of all such Notes held by each such holder, plus the Make-Whole Amount, if any, required to be paid hereunder, and accrued but unpaid interest thereon to the scheduled date of distribution to the Noteholders bears to the aggregate unpaid principal amount of all such Notes held by all such holders, together with the Make-Whole Amount, if any, plus accrued but unpaid interest thereon to the date of scheduled distribution to the Noteholders;

Third, so much of such payments and amounts as shall be required to pay the then existing or prior Noteholders all other amounts then payable and unpaid to them as holders of the Notes which this Indenture by its terms secures shall be distributed to such existing or prior holders of Notes, ratably to each such holder, without priority of any such holder over any other, in the proportion that the amount of such payments or amounts to which each such holder is so entitled bears to the aggregate amount of such payments and amounts to which all such holders are so entitled; and

Fourth, the balance, if any, of such payment remaining shall be distributed to the Lessor for distribution in accordance with the Trust Agreement.

                Section 3.3.           Payments After Indenture Event of Default.  All payments received and all amounts held or realized by the Indenture Trustee after an Indenture Event of Default shall have occurred and be continuing (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Section 17 of the Facility Lease or from the application of Section 4.3 hereof) and after either (a) the Indenture Trustee has declared the Facility Lease to be in default pursuant to Section 17 thereof or (b) the entire principal amount of Notes shall have been declared or shall automatically have become due and payable, together with all payments or amounts then held or thereafter received by the Indenture Trustee hereunder, shall, so long as such declaration shall not have been rescinded, be distributed forthwith by the Indenture Trustee in the following order of priority:

First, so much of such payments and amounts as shall be required to reimburse the Indenture Trustee for any unpaid fees for its services under this Indenture and any expense (including any reasonable legal fees and disbursements) or loss incurred by it (to the extent incurred in connection with the performance of its duties as the Indenture Trustee and to the extent reimbursable and not previously reimbursed) shall be distributed to the Indenture Trustee for application to itself;

Second, so much of such payments or amounts as shall be required to pay the aggregate unpaid principal amount of all Notes then outstanding and all accrued but unpaid interest on such Notes to the date of such distribution (including interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest) shall be distributed to the holders of such Notes, in each case ratably, without priority of any Noteholder over any other, in the proportion that the aggregate unpaid principal amount of all such Notes held by each such holder and accrued but unpaid interest thereon to the scheduled date of distribution to the Noteholders bears to the aggregate unpaid principal amount of all such Notes held by all such holders and accrued but unpaid interest thereon to the date of scheduled distribution to the Noteholders;

Third, so much of such payments and amounts as shall be required to pay the then existing or prior Noteholders all other amounts then payable and unpaid to them as holders of the Notes which this Indenture by its terms secures, including the Make-Whole Amount, if any, required to be paid pursuant to Section 2.10(c) hereof, in respect of such Notes required to be paid pursuant to Section 4.3(a) hereof, shall be distributed to such existing or prior holders of Notes, ratably to each such holder, without priority of any such holder over any other, in the proportion that the amount of such payments or amounts to which each such holder is so entitled bears to the aggregate amount of such payments and amounts to which all such holders are so entitled; and

Fourth, the balance, if any, of such payments and amounts remaining shall be distributed to the Lessor for distribution by it in accordance with the terms of the Trust Agreement.

                Section 3.4.           Investment of Certain Payments Held by the Indenture Trustee.  Upon the written direction and at the risk and expense of the Lessor, the Indenture Trustee shall invest and reinvest any moneys held by the Indenture Trustee pursuant to Section 3.1(c), 3.5 or 3.6 hereof in such Permitted Investments as maybe specified in such direction. The proceeds received upon the sale or at maturity of any Permitted Investment and any interest received on such Permitted Investment and any payment in respect of a deficiency contemplated by the following sentence shall be held as part of the Indenture Estate and applied by the Indenture Trustee in the same manner as the moneys used to buy such Permitted Investment, and any Permitted Investment may be sold (without regard to maturity date) by the Indenture Trustee whenever necessary to make any payment or distribution required by this Article III. If the proceeds received upon the sale or at maturity of any Permitted Investment (including interest received on such Permitted Investment) shall be less than the cost thereof (including accrued interest), the Lessor will pay or cause to be paid to the Indenture Trustee an amount equal to such deficiency.

                Section 3.5.           Application of Certain Other Payments.  Except as otherwise provided in Section 3.1(b) or 3.1(c) hereof, any payment received by the Indenture Trustee for which provision as to the application thereof is made in an Operative Document, but not elsewhere in this Indenture (including payments received by the Indenture Trustee under the Guaranty), shall, unless an Indenture Event of Default shall have occurred and be continuing, be applied forthwith to the purpose for which such payment was made in accordance with the terms of such Operative Document. If at the time of the receipt by the Indenture Trustee of any payment referred to in the preceding sentence there shall have occurred and be continuing an Indenture Event of Default, the Indenture Trustee shall hold such payment as part of the Indenture Estate, but the Indenture Trustee shall, except as otherwise provided in Section 3.1(b) or 3.1(c) hereof, cease to hold such payment and shall apply such payment to the purpose for which it was made in accordance with the terms of such Operative Document if and whenever there is no longer continuing any Indenture Event of Default; provided, however, that any such payment received by the Indenture Trustee which is payable to the Lessee shall not be held by the Indenture Trustee unless a Lease Event of Default shall have occurred and be continuing.

                Section 3.6.           Other Payments.  Except as otherwise provided in Section 3.5 hereof:

                (a)           any payment received by the Indenture Trustee for which no provision as to the application thereof is made in the Participation Agreement, the Facility Lease or elsewhere in this Article III; and

                (b)           all payments received and amounts realized by the Indenture Trustee with respect to the Indenture Estate (including all amounts realized after the termination of the Facility Lease), to the extent received or realized at any time after payment in full of the principal of and, Make-Whole Amount, if any, and interest on all Notes then outstanding and all other amounts due the Indenture Trustee or the Noteholders, as well as any other amounts remaining as part of the Indenture Estate after such payment in full of the principal of, Make-Whole Amount, if any, and interest on all Notes outstanding;

                shall be distributed forthwith by the Indenture Trustee in the order of priority set forth in Section 3.3 hereof, omitting clause “Third” thereof.

                Section 3.7.           Excepted Payments.  Notwithstanding any other provision of this Indenture including this Article III or any provision of any of the Operative Documents to the contrary, any Excepted Payments received or held by the Indenture Trustee at any time shall promptly be paid or distributed by the Indenture Trustee to the Person or Persons entitled thereto.

                Section 3.8.           Distributions to the Lessor.  Unless otherwise directed in writing by the Lessor, all amounts from time to time distributable by the Indenture Trustee to the Lessor in accordance with the provisions hereof shall be paid by the Indenture Trustee in immediately available funds to the Owner Participant’s Account. Any amounts payable to the Trust Company in its individual capacity shall be paid to the Trust Company.

                Section 3.9.           Payments Under Assigned Documents.  Notwithstanding anything to the contrary contained in this Indenture, until the discharge and satisfaction of the Lien of this Indenture, all payments due or to become due under any Assigned Document to the Lessor (except so much of such payments as constitute Excepted Payments) shall be made directly to the Indenture Trustee’s Account and the Lessor shall give all notices as shall be required under the Assigned Documents to direct payment of all such amounts to the Indenture Trustee hereunder. The Lessor agrees that if it should receive any such payments directed to be made to the Indenture Trustee or any proceeds for or with respect to the Indenture Estate or as the result of the sale or other disposition thereof or otherwise constituting a part of the Indenture Estate to which the Lessor is not entitled hereunder, it will promptly forward such payments to the Indenture Trustee or in accordance with the Indenture Trustee’s instructions. The Indenture Trustee agrees to apply payments from time to time received by it (from the Lessee, the Lessor or otherwise) with respect to the Facility Lease, any other Assigned Document or the Facility in the manner provided in Section 2.7 hereof and this Article III.

                Section 3.10.        Disbursement of Amounts Received by the Indenture Trustee.  Subject to the last sentence of this Section 3.10 and Section 3.2 hereof, amounts to be distributed by the Indenture Trustee pursuant to this Article III shall be distributed on the date such amounts are actually received by the Indenture Trustee. Notwithstanding anything to the contrary contained in this Article III, in the event the Indenture Trustee shall be required or directed to make a payment under this Article III on the same date on which such payment is received, any amounts received by the Indenture Trustee after 12:00 noon, New York City time, or on a day other than a Business Day, may be distributed on the next succeeding Business Day.

                Section 3.11.        Establishment of the Indenture Trustee‘s Account; and Lien and Security Interest; Etc.

                (a)           The Account Bank hereby confirms that it has established a securities account entitled the “Indenture Trustee’s Account” (the “Indenture Trustee’s Account”), which Indenture Trustee’s Account shall be maintained by the Account Bank until the date this Indenture is terminated pursuant to Section 7.1 hereof. The account number of the Indenture Trustee’s Account established hereunder is specified in Schedule II hereto. The Indenture Trustee’s Account shall not be evidenced by passbooks or similar writings. This Indenture governs and shall be the only agreement governing the Indenture Trustee’s Account.

                (b)           All amounts from time to time held in the Indenture Trustee’s Account shall be maintained (i) in the name of the Lessor subject to the lien and security interest of the Indenture Trustee for the benefit of the Indenture Trustee and each of the Noteholders as set forth herein and (ii) in the custody of the Account Bank for and on behalf of the Indenture Trustee for the benefit of the Indenture Trustee and each of the Noteholders for the purposes and on the terms set forth in this Indenture. All such amounts shall constitute a part of the Indenture Trustee Account Collateral (as defined below) and shall not constitute payment of any Indebtedness or any other obligation of the Lessor until applied as hereinafter provided.

                (c)           As collateral security for the prompt payment in full when due of the Secured Indebtedness, the Lessor hereby pledges, assigns, hypothecates and transfers to the Indenture Trustee for the benefit of the Indenture Trustee and each of the Noteholders, and hereby grants to the Indenture Trustee for the benefit of the Indenture Trustee and each of the Noteholders, a lien on and security interest in and to, (i) the Indenture Trustee’s Account and any successor account thereto and (ii) all cash, investments, investment property, securities or other property at any time on deposit in or credited to the Indenture Trustee’s Account, including all income or gain earned thereon and any proceeds thereof (the “Indenture Trustee Account Collateral”).

                Section 3.12.        The Account Bank; Limited Rights of the Lessor.

                (a)           The Account Bank.

(i) Establishment of Securities Account . The Account Bank hereby agrees and confirms that (A) the Account Bank has established the Indenture Trustee’s Account as set forth in Section 3.11, (B) the Indenture Trustee’s Account is and will be maintained as a “securities account” (within the meaning of Section 8-501(a) of the UCC), (C) the Lessor is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) credited to the Indenture Trustee’s Account, (D) all property delivered to the Account Bank pursuant to this Indenture or any other Operative Document will be held by the Account Bank and promptly credited to the Indenture Trustee’s Account by an appropriate entry in its records in accordance with this Indenture, (E) all “financial assets” (within the meaning of Section 8-102(a)(9) of the UCC) in registered form or payable to or to the order of and credited to the Indenture Trustee’s Account shall be registered in the name of, payable to or to the order of, or indorsed to, the Account Bank or in blank, or credited to another securities account maintained in the name of the Account Bank, and in no case will any financial asset credited to the Indenture Trustee’s Account be registered in the name of, payable to or to the order of, or indorsed to, the Lessor except to the extent the foregoing have been subsequently indorsed by the Lessor to the Account Bank or in blank, (F) the Account Bank shall not change the name or account number of the Indenture Trustee’s Account without the prior written consent of the Indenture Trustee, (G) the Account Bank is acting and shall at all times act as and perform all of the duties of the “securities intermediary,” within the meaning of Article 8 of the UCC, with respect to the Indenture Trustee’s Account and the financial assets credited thereto and (H) the Account Bank shall not enter into any other agreement governing, or with respect to, the Indenture Trustee’s Account without the prior written consent of the Indenture Trustee.

(ii) Financial Assets Election . The Account Bank agrees that each item of property (including any security, instrument or obligation, share, participation, interest, cash or cash equivalent or other property whatsoever) credited to the Indenture Trustee’s Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

(iii) Entitlement Orders . Notwithstanding anything in this Indenture to the contrary, if at any time the Account Bank shall receive any “entitlement order” (within the meaning of Section 8-102(a)(8) of the UCC) or any other order from the Indenture Trustee directing the transfer or redemption of any financial asset relating to the Indenture Trustee’s Account or with respect to any “security entitlements” (within the meaning of Section 8-102(a)(17) of the UCC) carried or to be carried in the Indenture Trustee’s Account, the Account Bank shall comply with such entitlement order or other order without further consent by the Lessor or any other Person. The parties hereto hereby agree that the Indenture Trustee shall have “control” (within the meaning of Section 8-106(d) of the UCC) of (A) the Indenture Trustee’s Account, (B) all security entitlements carried or to be carried in the Indenture Trustee’s Account and (C) the Lessor’s security entitlements with respect to the financial assets credited to the Indenture Trustee’s Account and the Lessor hereby disclaims any entitlement to claim “control” of such “security entitlements”. Unless an Indenture Event of Default shall have occurred and is continuing, the Indenture Trustee shall not deliver any entitlement order directing the transfer or redemption of any financial asset relating to the Indenture Trustee’s Account.

(iv) Subordination of Lien; Waiver of Set-Off . In the event that the Account Bank has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in the Indenture Trustee’s Account or any security entitlement credited thereto, the Account Bank agrees that such lien or security interest shall be subordinate to the lien and security interest of the Indenture Trustee for the benefit of the Indenture Trustee and each Noteholder. The financial assets standing to the credit of the Indenture Trustee’s Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee for the benefit of the Indenture Trustee and each Noteholder (except for the face amount of any checks which have been credited to the Indenture Trustee’s Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(v) No Other Agreements . The Account Bank and the Lessor have not entered into any agreement governing or with respect to the Indenture Trustee’s Account or any financial assets credited to the Indenture Trustee’s Account other than this Indenture. The Account Bank has not entered into any agreement with the Lessor or any other Person purporting to limit or condition the obligation of the Account Bank to comply with entitlement orders originated by the Indenture Trustee in accordance with Section 3.12(a)(iii) hereof. In the event of any conflict between this Section 3.12 or any other agreement now existing or hereafter entered into, the terms of this Section 3.12 shall prevail.

(vi) Notice of Adverse Claims . Except for the claims and interest of the Indenture Trustee for the benefit of the Indenture Trustee and each Noteholder and the Lessor in the Indenture Trustee’s Account, the Account Bank does not know of any claim to, or interest in, the Indenture Trustee’s Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Indenture Trustee’s Account or in any financial asset credited thereto, the Account Bank will promptly notify the Indenture Trustee and the Lessor in writing thereof.

(vii) Rights and Powers of the Indenture Trustee. The rights and powers granted by the Indenture Trustee to the Account Bank have been granted in order to perfect its lien and security interests in the Indenture Trustee’s Account, are powers coupled with an interest and will neither be affected by the bankruptcy of the Lessor nor the lapse of time.

                (b)           Limited Rights of the Lessor. The Lessor shall not have any rights against or to monies held in the Indenture Trustee’s Account, as third party beneficiary or otherwise, or any right to direct the Account Bank or the Indenture Trustee to apply or transfer monies in the Indenture Trustee’s Account, except the right to receive or make requisitions of monies held in the Indenture Trustee’s Account, as expressly provided in this Indenture, and to direct the investment of monies held in the Indenture Trustee’s Account as expressly provided in Section 3.7 hereof. Except as expressly provided in this Indenture, in no event shall any amounts or Permitted Investments deposited in or credited to the Indenture Trustee’s Account be registered in the name of the Lessor, payable to the order of the Lessor or specially indorsed to the Lessor except to the extent that the foregoing have been specially indorsed to the Indenture Trustee or in blank.

ARTICLE IV
COVENANTS OF LESSOR; DEFAULTS;
REMEDIES OF INDENTURE TRUSTEE

                Section 4.1.           Covenants of Lessor.  The Lessor hereby covenants and agrees as follows:

                (a)           the Lessor will duly and punctually pay the principal of, Make-Whole Amount, if any, and interest on and other amounts due under the Notes and hereunder in accordance with the terms of the Notes and this Indenture and all amounts payable by it to the Noteholders under the Participation Agreement; and

                (b)           the Lessor will not, except as provided in this Indenture (including Sections 4.4, 5.6, 8.1 and 8.2 hereof) and except as to Excepted Payments (i) enter into any agreement amending, modifying or supplementing any of the Assigned Documents, or exercise any election or option, or make any decision or determination, or give any notice, consent, waiver or approval, or take any other action, under or in respect of any Assigned Document, (ii) accept and retain any payment from, or settle or compromise any claim arising under, any of the Assigned Documents, except that it may forward any payment to the Indenture Trustee in accordance with Section 3.9 hereof, (iii) give any notice or exercise any right or take any action under any of the Assigned Documents, or (iv) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Assigned Documents to arbitration thereunder.

                Section 4.2.           Indenture Events of Default.  Subject to Section 4.4 hereof, the term “Indenture Event of Default,” wherever used herein, shall mean any of the following events (whatever the reason for such Indenture Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Entity):

                (a)           any Lease Event of Default (other than (x) the failure of the Lessee to pay any amount which shall constitute an Excepted Payment or the Equity Portion of Periodic Rent, the Equity Portion of PVRR Amount or the Equity Portion of Termination Amount and (y) a Lease Event of Default in consequence of the Lessee’s failure to maintain the insurance required by Section 11 of the Facility Lease if, and so long as, (i) such Lease Event of Default is waived by the Lessor and the Owner Participant and (ii) the insurance maintained by the Lessee still constitutes Prudent Industry Practice); or

                (b)           the Lessor shall fail to make any payment in respect of the principal of, or Make-Whole Amount, if any, or interest on, or any scheduled fees due and payable under or with respect to any Note within ten (10) days after the same shall have become due or any other amounts due and payable under or with respect to any Note within thirty (30) days after the Lessor receives notice that such amount is due and payable; or

                (c)           the Lessor shall fail to perform or observe any material covenant, obligation or agreement to be performed or observed by it under this Indenture (other than any covenant, obligation or agreement contained in clause (b) of this Section 4.2), the Lessor shall fail to perform or observe any material covenant, obligation or agreement to be performed by it under Section 6 of the Participation Agreement, the Owner Participant shall fail to perform or observe any material covenant, obligation or agreement to be performed by it under Section 7 of the Participation Agreement, or the OP Guarantor shall fail to perform or observe any material covenant, obligation or agreement to be performed by it under the OP Guaranty (provided the OP Guaranty shall not have been terminated or released), in each case, in any material respect, which failure shall continue unremedied for thirty (30) days after receipt by such party of written notice thereof; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to one hundred eighty (180) days, so long as such party diligently pursues such remedy and such condition is reasonably capable of being remedied within such extended period; or

                (d)           any representation or warranty made by the Lessor in Section 3.2 of the Participation Agreement or in the certificate delivered by the Lessor at the Closing pursuant to Section 4.18 of the Participation Agreement or any representation or warranty made by the Owner Participant in Section 3.3 of the Participation Agreement or the certificate delivered by the Owner Participant at the Closing pursuant to Section 4.18 of the Participation Agreement, or any representation or warranty made by the OP Guarantor (provided the OP Guaranty shall not have been terminated or released) under the OP Guaranty or in the certificate delivered by such OP Guarantor at the Closing pursuant to Section 4.18 of the Participation Agreement, shall prove to have been incorrect in any material respect when made and continues to be material and unremedied for a period of thirty (30) days after receipt by such party of written notice thereof; provided, however, that if such condition cannot be remedied within such 30-day period, then the period within which to remedy such condition shall be extended up to an additional one hundred eighty days (180) days, so long as such party diligently pursues such remedy and such condition is reasonably capable of being remedied within such extended period; or

                (e)           the Owner Participant, the OP Guarantor (provided the OP Guaranty shall not have been terminated or released) or the Lessor shall (i) commence a voluntary case or other proceeding seeking relief under Title 11 of the Bankruptcy Code or liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or apply for or consent to the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or (ii) consent to, or fail to controvert in a timely manner, any such relief or the appointment of or taking possession by any such official in any voluntary case or other proceeding commenced against it, or (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding; or (iv) make a general assignment for the benefit of creditors; or (v) become unable, admit in writing its inability or fail generally to pay its debts as they become due; or (vi) take corporate action for the purpose of effecting any of the foregoing; or

                (f)            an involuntary case or other proceeding shall be commenced against the Owner Participant, the OP Guarantor (provided the OP Guaranty shall not have been terminated or released) or the Lessor seeking (i) liquidation, reorganization or other relief with respect to it or its debts under Title 11 of the Bankruptcy Code or any bankruptcy, insolvency or other similar law now or hereafter in effect, or (ii) the appointment of a trustee, receiver, liquidator, custodian or other similar official with respect to it or any substantial part of its property or (iii) the winding-up or liquidation of the Lessor; and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days.

                Section 4.3.           Remedies of the Indenture Trustee.

                (a)           In the event that an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee in its discretion may, or upon receipt of written instructions from a Majority in Interest of Noteholders shall declare, by written notice to the Lessor and the Owner Participant, the unpaid principal amount of all Notes, with accrued and unpaid interest thereon, but without any Make-Whole Amount to be immediately due and payable, upon which declaration such principal amount and such accrued and unpaid interest shall immediately become due and payable (except in the case of an Indenture Event of Default under Section 4.2(e) or (f) hereof, such principal and interest shall automatically become due and payable immediately without any such declaration or notice) without further act or notice of any kind.

                (b)           If an Indenture Event of Default shall have occurred and be continuing, then and in every such case, the Indenture Trustee, as assignee under the Facility Lease or hereunder or otherwise, may, and where required pursuant to the provisions of Article V hereof shall, upon written notice to the Lessor and the Owner Participant, exercise any or all of the rights and powers and pursue any or all of the remedies pursuant to this Article IV and, in the event such Indenture Event of Default arises as a result of an event described in Section 4.2(a) and is continuing unremedied and Sections 4.3(d) and 4.4 shall either not apply or shall have ceased to apply with respect to such Indenture Event of Default, any and all of the remedies provided pursuant to this Article IV and Section 17 of the Facility Lease and may take possession of all or any part of the Indenture Estate and may exclude therefrom the Owner Participant, the Lessor and, in the event such Indenture Event of Default shall be a Lease Event of Default, the Lessee and all persons claiming under them, and may exercise all remedies available to a secured party under the Uniform Commercial Code or any other provision of Applicable Law. The Indenture Trustee may proceed to enforce the rights of the Indenture Trustee and of the Noteholders by directing payment to it of all moneys payable under any agreement or undertaking constituting a part of the Indenture Estate, by proceedings in any court of competent jurisdiction to recover damages for the breach hereof or for the appointment of a receiver or for sale of all or any part of the Property Interest or for foreclosure of the Property Interest, together with the Lessor’s interest in the Assigned Documents, and by any other action, suit, remedy or proceeding authorized or permitted by this Indenture, at law or in equity, or whether for the specific performance of any agreement contained herein, or for an injunction against the violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law, and in addition may foreclose upon, sell, assign, transfer and deliver, from time to time to the extent permitted by Applicable Law, all or any part of the Indenture Estate or any interest therein, at any private sale or public auction with or without demand, advertisement or notice (except as herein required or as may be required by law) of the date, time and place of sale and any adjournment thereof, for cash or credit or other property, for immediate or future delivery and for such price or prices and on such terms as the Indenture Trustee, in its unfettered discretion, may determine, or as may be required by law, so long as the Owner Participant and the Lessor are afforded a commercially reasonable opportunity to bid for all or such part of the Indenture Estate in connection therewith unless the first sentence of Section 4.7 hereof shall otherwise be applicable; provided that twenty (20) days shall be deemed to be a commercially reasonable opportunity to bid for purposes of this Section 4.3(b). The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the Noteholders asserted or upheld in any bankruptcy, receivership or other judicial proceedings.

                (c)           To the fullest extent permitted by Applicable Law, all rights of action and rights to assert claims under this Indenture or under any of the Notes may be enforced by the Indenture Trustee without the possession of the Notes at any trial or other proceedings instituted by the Indenture Trustee, and any such trial or other proceedings shall be brought in its own name as mortgagee of an express trust, and any recovery or judgment shall be for the ratable benefit of the Noteholders as herein provided. In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any such Persons parties to such proceedings.

                (d)           Anything herein to the contrary notwithstanding, neither the Indenture Trustee nor any Noteholder shall at any time, including at any time when an Indenture Event of Default shall have occurred and be continuing and there shall have occurred and be continuing a Lease Event of Default, be entitled to exercise any remedy under or in respect of this Indenture which could or would divest the Lessor of title to, or its ownership interest in, any portion of the Indenture Estate unless, in the case of an Indenture Event of Default as a consequence of a Lease Event of Default, the Indenture Trustee shall have, to the extent it is then entitled to do so hereunder or under any other Operative Document and is not then stayed or otherwise prevented from doing so by operation of law, commenced and is diligently pursuing the exercise of one or more remedies under the Facility Lease intending to dispossess the Lessee of its leasehold interest in the Undivided Interest and is using good faith efforts in the exercise of such remedies (and not merely asserting a right or claim to do so); provided that during any period that the Indenture Trustee is stayed or otherwise prevented by operation of law from exercising such remedies, the Indenture Trustee will not divest the Lessor of title to, or its ownership interest in, any portion of the Indenture Estate until the earliest of (a) the expiration of the 180-day period following the date of the commencement of a stay or other prevention provided that such 180-day period shall be extended through any period thereafter in which no Lease Event of Default shall have occurred and be continuing other than a Lease Event of Default under Section 16 (g) or (h) of the Facility Lease, (b) the date the Facility Lease is rejected in accordance with a final and non-appealable order of the bankruptcy court, or (c) the date of repossession of the Facility under the Facility Lease, provided further, that in each case, the Indenture Trustee shall have given at least ten (10) Business Days’ prior notice to the Lessor and the Owner Participant of the Indenture Trustee’s intention to exercise remedies which could or would divest the Lessor of title to, or its ownership interest in, any portion of the Indenture Estate.

                (e)           Any provisions of the Facility Lease or this Indenture to the contrary notwithstanding, if the Lessee shall fail to pay any Excepted Payment to any Person entitled thereto as and when due, such Person shall have the right at all times, to the exclusion of the Indenture Trustee, to demand, collect, sue for, enforce performance of obligations relating to, or otherwise obtain all amounts due in respect of such Excepted Payment or to declare a Lease Event of Default under Section 16 of the Facility Lease solely to enforce such obligations in respect of any Excepted Payments (provided that any such declaration shall not be deemed to constitute an Indenture Event of Default hereunder without the consent of the Indenture Trustee).

                Section 4.4.           Right to Cure Certain Lease Events of Default.

                (a)           If the Lessee shall fail to make any payment of Periodic Rent due on any Rent Payment Date when the same shall have become due, and if such failure of the Lessee to make such payment of Periodic Rent shall not constitute more than the third consecutive such failure or sixth cumulative failure of the Lessee, then the Lessor or the Owner Participant may (but need not) pay to the Indenture Trustee, at any time prior to the expiration of ten (10) Business Days after the Lessor and the Owner Participant shall have received notice from the Indenture Trustee or have Actual Knowledge of the failure of the Lessee to make such payment of Periodic Rent, an amount equal to the principal of, and interest on the Notes, then due (otherwise than by declaration of acceleration) on such Rent Payment Date, together with any interest due thereon on account of the delayed payment thereof, and such payment by the Lessor or the Owner Participant shall be deemed (for purposes of this Indenture) to have cured any Indenture Event of Default which arose or would have arisen from such failure of the Lessee.

                (b)           If the Lessee shall fail to make any payment of Supplemental Rent when the same shall become due or otherwise fail to perform any obligation under the Facility Lease or any other Operative Document, then the Lessor or the Owner Participant may (but need not) make such payment on the date such Supplemental Rent was payable, together with any interest due thereon on account of the delayed payment thereof, or perform such obligation, at any time prior to the expiration of ten (10) Business Days after the Lessor or the Owner Participant shall have received notice from the Indenture Trustee or have Actual Knowledge of the occurrence of such failure, and such payment or performance by the Lessor or the Owner Participant shall be deemed to have cured any Indenture Event of Default which arose or would have arisen from such failure of the Lessee.

                (c)           Neither the Lessor nor the Owner Participant, upon exercising its rights under paragraph (a) or (b) of this Section 4.4 to cure the Lessee’s failure to pay Periodic Rent or

Supplemental Rent or to perform any other obligation under the Facility Lease or any other Operative Document, shall obtain any Lien on any part of the Indenture Estate on account of such payment or performance or, except as expressly provided in the next sentence, pursue any claims against the Lessee or any other party, for the repayment thereof if such claims would impair the prior right and security interest of the Indenture Trustee in and to the Indenture Estate. Upon such payment or performance by the Lessor or the Owner Participant, the Lessor or the Owner Participant, as the case may be, shall (to the extent of such payment made by it and the costs and expenses incurred in connection with such payments and performance thereof together with interest thereon and so long as no event which would, with the passing of time or giving of notice or both, become an Indenture Event of Default under Section 4.2(b), (e) or (f) hereof, or any Indenture Event of Default hereunder shall have occurred and be continuing) be subrogated to the rights of the Indenture Trustee and the Noteholders to receive the payment of Periodic Rent or Supplemental Rent, as the case maybe, with respect to which the Lessor or the Owner Participant, as the case may be, made such payment and interest on account of such Periodic Rent payment or Supplemental Rent payment being overdue in the manner set forth in the next two sentences. If the Indenture Trustee shall thereafter receive such payment of Periodic Rent, Supplemental Rent or such interest, the Indenture Trustee shall, notwithstanding the requirements of Section 3.1 hereof, forthwith, remit such payment of Periodic Rent or Supplemental Rent, as the case may be (to the extent of the payment made by the Lessor or the Owner Participant pursuant to this Section 4.4), and such interest to the Lessor or the Owner Participant, as the case may be, in reimbursement for the funds so advanced by it, provided that if (A) any event which, with the passing of time or giving of notice or both, would become an Indenture Event of Default under Section 4.2(b), (e) or (f) hereof, or any Indenture Event of Default hereunder shall have occurred and be continuing or (B) any payment of principal, interest, or Make-Whole Amount, if any, on any Note then shall be overdue, such payment shall not be remitted to the Lessor or the Owner Participant but shall be held by the Indenture Trustee as security for the obligations secured hereby and distributed in accordance with Section 3.1 hereof. The Lessor or the Owner Participant shall not attempt to recover any amount paid by it on behalf of the Lessee pursuant to this Section 4.4 except by demanding of the Lessee payment of such amount or by commencing an action against the Lessee for the payment of such amount, and except where an Indenture Event of Default (other than a Lease Event of Default) has occurred and is continuing, the Lessor or the Owner Participant, as the case may be, shall be entitled to receive the amount of such payment and the costs and expenses incurred in connection with such payments and performance thereof together with interest thereon from the Lessee (but neither the Lessor nor the Owner Participant shall have any right to collect such amounts by exercise of any of the remedies under Section 17 of the Facility Lease) or, if paid by the Lessee to the Indenture Trustee, from the Indenture Trustee to the extent of funds actually received by the Indenture Trustee.

                (d)           Until (x) the expiration of the period during which the Lessor or the Owner Participant shall be entitled to exercise rights under paragraph (a) or (b) of this Section 4.4 hereof with respect to any failure by the Lessee referred to therein or (y) the expiration of the Enforcement Notice Period (as defined in Section 5.1 hereof), neither the Indenture Trustee nor any Noteholder shall take or commence any action it would otherwise be entitled to take or commence as a result of such failure by the Lessee, whether under this Article IV or Section 17 of the Facility Lease or otherwise.

                (e)           The Indenture Trustee agrees, and each Noteholder agrees, by acceptance thereof, that if (i) (x) an Indenture Event of Default, which also constitutes a Lease Event of Default, shall have occurred and be continuing for a period of at least one hundred eighty (180) days, (y) the Notes have been accelerated pursuant to Section 4.3(a) hereof and such acceleration has not theretofore been rescinded, or (z) an Enforcement Notice has been given pursuant to Section 5.1 hereof, (ii) no Indenture Event of Default of the nature described in any of clauses (b) through (f) of Section 4.2 hereof shall have occurred and be continuing and (iii) the Lessor shall give written notice to the Indenture Trustee of the Lessor’s intention to purchase all of the Notes in accordance with this paragraph, then, upon receipt within ten (10) Business Days after such notice from the Lessor of an amount equal to the sum of (x) the aggregate unpaid principal amount of any unpaid Notes then held by the Noteholders, together with accrued but unpaid interest thereon to the date of such receipt (as well as any interest on overdue principal and, to the extent permitted by Applicable Law, overdue interest), plus (y) the aggregate amount, if any, of all sums which, if Section 3.3 hereof were then applicable, such Noteholder would be entitled to be paid before any payments were to be made to the Lessor but excluding any Make-Whole Amount, such Noteholder will forthwith (and upon its receipt of the payment referred to in clause (1) below, will be deemed to) sell, assign, transfer and convey to the Lessor (without recourse or warranty of any kind other than of title to the Notes so conveyed) all of the right, title and interest of such Noteholder in and to the Indenture Estate, this Indenture, all Notes held by such Noteholder and the Assigned Documents, and the Lessor shall thereupon assume all such Noteholder’s rights and obligations in such documents; provided that no such holder shall be required to so convey unless (1) the Lessor shall have simultaneously tendered payment on all other Notes issued by the Lessor at the time outstanding pursuant to this paragraph and (2) such conveyance is not in violation of any Applicable Law. All charges and expenses required to be paid in connection with the issuance of any new Note or Notes in connection with this paragraph shall be borne by the Lessor. Notwithstanding the foregoing, the Lessor may exercise the right set forth in this clause (e) prior to the end of the 180-day period set forth in clause (i)(x) above but, in such case, the Make-Whole Amount, if any, shall also be payable. Following the receipt of a notice of the Lessor’s intention to purchase all of the Notes in accordance with this paragraph, the Indenture Trustee shall refrain from exercising any further remedies provided pursuant to this Article IV and/or Section 17 of the Facility Lease through the date of scheduled purchase.

                Section 4.5.           Rescission of Acceleration.  If at any time after the outstanding principal amount of the Notes shall have become due and payable by acceleration pursuant to Section 4.3 hereof, (a) all amounts of principal, Make-Whole Amount, if any, and interest which are then due and payable in respect of all the Notes other than pursuant to Section 4.3 hereof shall have been paid in full, together with interest on all such overdue principal and (to the extent permitted by Applicable Law) overdue interest at the rate or rates specified in the Notes, and an amount sufficient to cover all costs and expenses of collection incurred by or on behalf of the holders of the Notes (including counsel fees and expenses and all expenses and reasonable compensation of the Indenture Trustee) and (b) every other Indenture Event of Default shall have been remedied, then a Majority in Interest of Noteholders may, by written notice or notices to the Lessor, the Indenture Trustee and the Lessee, rescind and annul such acceleration and any related declaration of default under the Facility Lease and their respective consequences, but no such rescission and annulment shall extend to or affect any subsequent Indenture Event of Default or impair any right consequent thereon, and no such rescission and annulment shall require any Noteholder to repay any principal or interest actually paid as a result of such acceleration.

                Section 4.6.           Return of Indenture Estate, Etc.

                (a)           If at any time the Indenture Trustee has the right to take possession of the Indenture Estate pursuant to Section 4.3 hereof, at the request of the Indenture Trustee, the Lessor promptly shall (i) execute and deliver to the Indenture Trustee such instruments of title and other documents and (ii) make all such demands and give all such notices as are permitted by the terms of the Facility Lease to be made or given by the Lessor upon the occurrence and continuance of a Lease Event of Default, in each case as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate the possession of which the Indenture Trustee shall at the time be entitled to hereunder. If the Lessor shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee may (i) obtain a judgment conferring on the Indenture Trustee the right to immediate possession and requiring the Lessor to execute and deliver such instruments and documents to the Indenture Trustee, to the entry of which judgment the Lessor hereby specifically consents, and (ii) pursue all or any part of the Indenture Estate wherever it may be found and enter any of the premises wherever all or part of the Indenture Estate maybe or is supposed to be and search for all or part of the Indenture Estate and take possession of and remove all or part of the Indenture Estate.

                (b)           Upon every such taking of possession, the Indenture Trustee may, from time to time, as a charge against proceeds of the Indenture Estate, make all such expenditures with respect to the Indenture Estate as it may deem proper. In each such case, the Indenture Trustee shall have the right to deal with the Indenture Estate and to carry on the business and exercise all rights and powers of the Lessor relating to the Indenture Estate, as the Indenture Trustee shall deem best, and, the Indenture Trustee shall be entitled to collect and receive all rents (including Periodic Rent and Supplemental Rent), revenues, issues, income, products and profits of the Indenture Estate and every part thereof (without prejudice to the right of the Indenture Trustee under any provision of this Indenture to collect and receive cash held by, or required to be deposited with, the Indenture Trustee hereunder) and to apply the same to the management of or otherwise dealing with the Indenture Estate and of conducting the business thereof, and of all expenditures with respect to the Indenture Estate and the making of all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Lessor and the Lessee relating to the Indenture Estate and the Operative Documents), or under any provision of, this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee and of all Persons properly engaged and employed by the Indenture Trustee.

                Section 4.7.           Power of Sale and Other Remedies.  In addition to all other remedies provided for herein if an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee shall, subject to Sections 4.3 and 4.4 hereof, have the right to foreclose this

Indenture and to have a judicial sale of the Indenture Estate or any part of the Indenture Estate as the Indenture Trustee shall determine, in its sole discretion, with any such sale(s) to be under the judgment or decree of a court of competent jurisdiction. Further, if an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee may, in addition to and not in abrogation of other rights and remedies provided in this Section, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment of the Notes or the performance of any term, covenant, condition or agreement of this Indenture or any other right, and (ii) to pursue any other remedy available to it, all as the Indenture Trustee shall determine most effectual for such purposes. Upon any foreclosure sale, the Indenture Trustee may bid for and purchase the Indenture Estate and shall be entitled to apply all or any part of the Secured Indebtedness as a credit to the purchase price. In the event of a foreclosure sale of the Indenture Estate, the proceeds of said sale shall be applied as provided in Section 3.3 hereof. In the event of any such foreclosure sale by the Indenture Trustee, the Lessor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over. The Indenture Trustee, at the Indenture Trustee’s option, is authorized to foreclose this Indenture subject to the rights of any tenants of the Indenture Estate, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by the Lessor, a defense to any proceedings instituted by the Indenture Trustee to collect the Secured Indebtedness.

                Section 4.8.           Appointment of Receiver.  If the outstanding principal amount of the Notes shall have been declared due and payable pursuant to Section 4.3 hereof, as a matter of right, the Indenture Trustee shall be entitled to the appointment of a receiver (who may be the Indenture Trustee or any successor or nominee thereof) for all or any part of the Indenture Estate, whether such receivership be incidental to a proposed sale of the Indenture Estate or the taking of possession thereof or otherwise, and the Lessor hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Indenture Estate shall be entitled to exercise all the rights and powers with respect to the Indenture Estate to the extent instructed to do so by the Indenture Trustee.

                Section 4.9.           Remedies Cumulative.  Each and every right, power and remedy herein specifically given to the Indenture Trustee or otherwise in this Indenture shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Participant, the Lessor or the Lessee or to be an acquiescence therein.

                Section 4.10.        Waiver of Various Rights by the Lessor.  The Lessor hereby waives and agrees, to the extent permitted by Applicable Law, that it will never seek or derive any benefit or advantage from any of the following, whether now existing or hereafter in effect, in connection with any proceeding under or in respect of this Indenture:

                (a)           any stay, extension, moratorium or other similar law;

                (b)           any Applicable Law providing for the valuation of or appraisal of any portion of the Indenture Estate in connection with a sale thereof; or

                (c)           any right to have any portion of the Indenture Estate or other security for the Notes marshaled.

The Lessor covenants not to hinder, delay or impede the exercise of any right or remedy under or in respect of this Indenture, and agrees, to the extent permitted by Applicable Law, to suffer and permit its exercise as though no laws or rights of the character listed above were in effect; provided that this shall not affect or reduce Lessor’s rights under Sections 4.3 and 4.4 hereof. Lessor agrees for itself, its successors and assigns, that the acceptance, before the expiration of the right of redemption and after the commencement of foreclosure proceedings of this Indenture, of insurance proceeds, eminent domain awards, rents or anything else of value to be applied on or to the Secured Indebtedness by Indenture Trustee or any person or party holding under it shall not constitute a waiver of such foreclosure. This agreement by Lessor is intended to apply to the acceptance and such application of any such proceeds, awards, rents and other sums or anything else of value whether the same shall be accepted from, or for the account of, Lessor or from any other source whatsoever by Indenture Trustee or by any person or party holding under Indenture Trustee at any time or times in the future while any of the obligations secured hereby shall remain outstanding.

                Section 4.11.        Discontinuance of Proceedings.  In case the Indenture Trustee or any Noteholder shall have proceeded to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee or the Noteholder, then and in every such case the Lessor, the Indenture Trustee and the Lessee shall be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the Indenture Trustee or the Noteholder shall continue as if no such proceedings had taken place.

                Section 4.12.        No Action Contrary to the Lessee’s Rights Under the Facility Lease.  Notwithstanding any other provision of any of the Operative Documents, so long as no Lease Event of Default under the Facility Lease shall have been declared (or deemed to have been declared), the Indenture Trustee and the Noteholders shall be subject to the Lessee’s rights under the Facility Lease, and neither the Indenture Trustee nor any Noteholders shall take or cause to be taken any action contrary to the right of the Lessee, including its rights to quiet use and possession of the Facility.

                Section 4.13.        Right of the Indenture Trustee to Perform Covenants, Etc.  If the Owner Trustee shall fail to make any payment or perform any act required to be made or performed by it hereunder or under the Assigned Documents, or if the Owner Trustee shall fail to release any Lien affecting the Indenture Estate which it is required to release by the terms of this Indenture or the Participation Agreement or the Trust Agreement, the Indenture Trustee, without waiving or releasing any obligation or defaults, upon five (5) Business Days’ prior written notice to the Owner Trustee and the Owner Participant, may (but shall be under no obligation to, and, except as provided in the last sentence hereof, shall incur no liability in connection therewith) at any time thereafter make such payment or perform such act for the account and at the expense of the Indenture Estate and may take all such action with respect thereto (including entering upon the Facility Site or any part thereof, or the Facility for such purpose) as may be necessary or appropriate therefor. No such entry shall be deemed an eviction. All sums so paid by the Indenture Trustee and all costs and expenses (including legal fees and expenses) so incurred, together with interest thereon from the date of payment or incurrence, shall constitute additional indebtedness secured by this Indenture and shall be paid from the Indenture Estate to the Indenture Trustee on demand. The Indenture Trustee shall not be liable for any damages resulting from any such payment or action unless such damages shall be a consequence of willful misconduct or gross negligence on the part of the Indenture Trustee.

                Section 4.14.        Further Assurances.  The Lessor covenants and agrees from time to time to do all such acts and execute all such instruments of further assurance as shall be reasonably requested by the Indenture Trustee for the purpose of fully carrying out and effectuating this Indenture and the intent hereof.

                Section 4.15.        Waiver of Past Defaults.  Any past Indenture Event of Default and its consequences may be waived by the Indenture Trustee or a Majority in Interest of Noteholders, except an Indenture Event of Default (i) in the payment of the principal of, Make-Whole Amount, if any, and or interest on any Note, subject to the provisions of Sections 5.1 and 8.1 hereof, or (ii) in respect of a covenant or provision hereof which, under Section 8.1 hereof, cannot be modified or amended without the consent of each Noteholder. Upon any such waiver and subject to the terms of such waiver, such Indenture Event of Default shall cease to exist, and any other Indenture Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Indenture Event of Default or impair any right consequent thereon.

ARTICLE V
DUTIES OF INDENTURE TRUSTEE;
CERTAIN RIGHTS AND DUTIES OF LESSOR

                Section 5.1.           Notice of Action Upon Indenture Event of Default.  The Indenture Trustee shall give prompt written notice to the Lessee, the Lessor and the Owner Participant of any Indenture Event of Default with respect to which the Indenture Trustee has Actual Knowledge and will give the Lessee, the Lessor and the Owner Participant not less than ten (10) Business Days’ (the “Enforcement Notice Period”) prior written notice of the date on or after which the Indenture Trustee intends to accelerate the Notes hereunder and/or exercise remedies under Article IV hereof (an “Enforcement Notice”), which notice may be given contemporaneously with any notice contemplated by Section 4.3(a) or 4.3(b) hereof. The Indenture Trustee shall take such action, or refrain from taking such action, as the Majority in Interest of Noteholders shall instruct in writing.

                Section 5.2.           Actions Upon Instructions Generally.  Subject to the terms of Sections 5.4, 5.5 and 5.6 hereof, upon written instructions at any time and from time to time of a Majority in Interest of Noteholders, the Indenture Trustee shall take such action, or refrain from taking such action, including any of the following actions as may be specified in such instructions: (a) give such notice, direction or consent or exercise such right, remedy or power or take such action hereunder or under any Assigned Document, or in respect of any part of or all the Indenture Estate, as it shall be entitled to take and as shall be specified in such instructions; (b) take such action with respect to or to preserve or protect the Indenture Estate (including the discharge of Liens) as it shall be entitled to take and as shall be specified in such instructions; and (c) waive, consent to, approve (as satisfactory to it) or disapprove all matters required by the terms of any Operative Document to be satisfactory to the Indenture Trustee. The Indenture Trustee may, and upon written instructions from a Majority in Interest of Noteholders, the Indenture Trustee shall, execute and file or cause to be executed and filed any financing statement (and any continuation statement with respect to such financing statement) or any similar instrument or document relating to the security interest or the assignment created by this Indenture or granted by the Lessor herein as may be necessary to protect and preserve the security interest or assignment created by or granted pursuant to this Indenture, to the extent otherwise entitled to do so and as shall be specified in such instructions.

                Section 5.3.           Action Upon Payment of Notes or Termination of Facility Lease.  Subject to the terms of Section 5.4 hereof, upon payment in full of the principal of and interest on all Notes then outstanding and all other amounts then due all Noteholders hereunder, and all other sums secured hereby or otherwise required to be paid hereunder, under the Participation Agreement and under the Facility Lease, the Indenture Trustee shall execute and deliver to, or as directed in writing by, the Lessor and the Lessee an appropriate instrument in due form for recording, releasing the Indenture Estate from the Lien of this Indenture. Nothing in this Section 5.3 shall be deemed to expand the instances in which the Lessor is entitled to prepay the Notes.

                Section 5.4.           Compensation of the Indenture Trustee; Indemnification.

                (a)           The Indenture Trustee acknowledges that it shall be compensated for its services hereunder by the Lessee pursuant to the Participation Agreement and agrees that it shall have no right against the Lessor, the Noteholders or, except as provided in Article III and Section 4.3 hereof or this Article V, the Indenture Estate, for any fee as compensation for its services hereunder.

                (b)           The Indenture Trustee shall not be required to take any action or refrain from taking any action under Article IV, Section 5.2 or 9.1 hereof unless it and any of its directors, officers, employees or agents shall have been indemnified in manner and form satisfactory to the Indenture Trustee. The Indenture Trustee shall not be required to take any action under Section 4 or Section 5.2, 5.3 or 9.1 hereof, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if it shall have been advised by counsel (who shall not be an employee of the Indenture Trustee) that such action is contrary to the terms hereof or is otherwise contrary to Applicable Law or (unless it shall have been indemnified in manner and form satisfactory to the Indenture Trustee) may result in personal liability to the Indenture Trustee.

                Section 5.5.           No Duties Except as Specified; No Action Except Under Facility Lease, Indenture or Instructions.

                (a)           The Indenture Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with any part of the Indenture Estate or otherwise take or refrain from taking any action under or in connection with this Indenture or the other Assigned Documents except as expressly provided by the terms of this Indenture or as expressly provided in written instructions from a Majority in Interest of Noteholders in accordance with Section 5.2 hereof; and no implied duties or obligations shall be read into this Indenture against the Indenture Trustee.

                (b)           The Indenture Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Indenture Estate except (x) as required by the terms of the Facility Lease, to the extent applicable to the Indenture Trustee as assignee of the Lessor, (y) in accordance with the powers granted to, or the authority conferred upon, the Indenture Trustee pursuant to this Indenture or (z) in accordance with the express terms hereof or with written instructions from a Majority in Interest of Noteholders in accordance with Section 5.2 hereof.

                Section 5.6.           Certain Rights of the Lessor.  Notwithstanding any other provision of this Indenture or any provision of any Operative Document to the contrary, and in addition to any rights conferred on the Lessor hereby:

                (a)           The Lessor shall at all times, to the exclusion of the Indenture Trustee, (i) retain all rights to demand and receive payment of, and to commence an action for payment of, Excepted Payments but the Lessor shall have no remedy or right with respect to any such payment against the Indenture Estate nor any right to collect any such payment by the exercise of any of the remedies under Section 17 of the Facility Lease except as expressly provided in this Section 5.6; (ii) retain all rights with respect to insurance that Section 11 of the Facility Lease specifically confers upon the Lessor and to waive any failure by the Lessee to maintain the insurance required by Section 11 of the Facility Lease before or after the fact so long as the insurance maintained by the Lessee still conforms to Prudent Industry Practice; (iii) retain all rights to adjust Periodic Rent and Termination Amounts as provided in Section 3.4 of the Facility Lease, Section 12 of the Participation Agreement or the Tax Indemnity Agreement; provided, however, that after giving effect to any such adjustment, (x) the Basic Rent payable on any Rent Payment Date shall be in an amount at least sufficient to pay in full the scheduled payments required to be made in respect of principal of, and all accrued and unpaid interest on, the Notes due and payable on such Rent Payment Date and (y) Termination Amounts or PVRR Amounts payable on any date shall, together with all Basic Rent due and owing on such date, be in an amount at least sufficient to pay in full the principal of, and all accrued and unpaid interest on, the Notes due and payable on such date; (iv) except in connection with the exercise of remedies pursuant to the Facility Lease, retain all rights to exercise the Lessor’s rights relating to the Appraisal Procedure and to confer and agree with the Lessee on Fair Market Rental Value or Fair Market Sales Value, or any Renewal Term; and (v) retain the right to declare the Facility Lease to be in default with respect to any Excepted Payment pursuant to Section 17 of the Facility Lease.

                (b)           The Lessor shall have the right, together with or independently of the Indenture Trustee, (i) to receive from the Lessee and the Guarantor all notices, certificates, reports, filings, opinions of counsel and other documents and all information that the Lessee or the Guarantor is permitted or required to give or furnish to the Lessor or the Owner Participant, as the case may be, pursuant to the Facility Lease or any other Operative Document; (ii) to inspect the Facility and the records relating thereto pursuant to Section 12 of the Facility Lease; (iii) to provide such insurance as may be permitted by Section 11 of the Facility Lease; (iv) to provide notices to the Lessee or the Guarantor to the extent otherwise permitted by the Operative Documents; and (v) to perform for the Lessee as provided in Section 20 of the Facility Lease.

                (c)           So long as the Notes have not been accelerated pursuant to Section 4.3(a) hereof (or, if accelerated, such acceleration has theretofore been rescinded) or the Indenture Trustee shall not have exercised any of its rights pursuant to Article IV hereof to take possession of, foreclose, sell or otherwise take control of all or any part of the Indenture Estate, the Lessor shall retain the right to the exclusion of the Indenture Trustee to exercise the rights of the Lessor under the provisions of Sections 10, 13, 14 and 15 of the Facility Lease (provided, however, that no provision in Section 10, 13 or 14 of the Facility Lease related to the due date and amount of the repayment of the Notes or to the due date and amount of the payment of Periodic Rent, Termination Amount, PVRR Amount or Special Event Amount may be waived or altered without the consent of the Indenture Trustee), under the provisions of the Support Agreement and under the provisions of the Operating Agreement;

                (d)           Except as expressly provided in this Section 5.6, so long as the Notes have not been accelerated pursuant to Section 4.3(a) hereof (or, if accelerated, such acceleration has theretofore been rescinded) or the Indenture Trustee shall not have exercised any of its rights pursuant to Article IV hereof to take possession of, foreclose, sell or otherwise take control of all or any part of the Indenture Estate, the Lessor shall have the right, to be exercised jointly with the Indenture Trustee, (i) to exercise the rights with respect to the Lessee’s use and operation, modification or maintenance of the Undivided Interest, and (ii) to exercise the Lessor’s right under Section 13.1 of the Participation Agreement to withhold or grant its consent to an assignment by the Lessee of its rights under the Facility Lease;

                (e)           So long as the Notes have not been accelerated pursuant to Section 4.3(a) hereof or the Indenture Trustee shall not have exercised any of its rights pursuant to Article IV hereof to take possession of, foreclose, sell or otherwise take control of all or any part of the Indenture Estate, the Lessor shall have the right, together with the Indenture Trustee and to the extent permitted by the Operative Documents and Applicable Law, to seek specific performance of the covenants of the Lessee and the Guarantor under the Operative Documents relating to the protection, insurance, maintenance, possession, use and return of the Undivided Interest; and

                (f)            Nothing in this Indenture shall give to, or create in, or otherwise provide the benefit of to, the Indenture Trustee, any rights of the Owner Participant under or pursuant to the Tax Indemnity Agreement, the Operating Agreement or any other Operative Document and nothing in this Section 5.6 or elsewhere in this Indenture shall give to the Lessor the right to exercise any rights specifically given to the Indenture Trustee pursuant to any Operative Document; and nothing in this Indenture shall give to, or create in, the Indenture Trustee the right to, and the Indenture Trustee shall not, release the Guarantor of its obligations under the Guaranty in respect of payment of the Equity Portion of Termination Amount, unpaid amounts of the Equity Portion of Periodic Rent (and all amounts of overdue interest relating to such amount)

and other amounts constituting Excepted Payments, unless such release results in payment in full to the Lessor of all such unpaid amounts as certified to the Indenture Trustee by the Lessor, and all claims of the Noteholders; but nothing in clauses (a) through (f) above shall deprive the Indenture Trustee of the exclusive right, so long as this Indenture shall be in effect, to declare the Facility Lease to be in default under Section 16 thereof and thereafter to exercise the remedies pursuant to Section 17 of the Facility Lease (except as expressly set forth in the proviso of Section 5.6(a) hereof).

                Section 5.7.           Restrictions on Dealing with Indenture Estate.  Except as provided in the Operative Documents, but subject to the terms of this Indenture, the Lessor shall not use, operate, store, lease, control, manage, sell, dispose of or otherwise deal with the Facility, the Facility Site, any part of the Facility Site or any other part of the Indenture Estate.

                Section 5.8.           Filing of Financing Statements and Continuation Statements.  Pursuant to Section 5.11 of the Participation Agreement, the Lessee has covenanted to maintain the priority of the Lien of this Indenture on the Indenture Estate. The Indenture Trustee shall, at the written request and expense of the Lessee, as provided in the Participation Agreement, execute and deliver to the Lessee and the Lessee will file, if not already filed, such financing statements or other documents and such continuation statements or other documents with respect to financing statements or other documents previously filed relating to the Lien created by this Indenture in the Indenture Estate as may be supplied to the Indenture Trustee by the Lessee. At any time and from time to time, upon the request of the Lessee or the Indenture Trustee, at the expense of the Lessee (and upon receipt of the form of document so to be executed), the Lessor shall promptly and duly execute and deliver any and all such further instruments and documents as the Lessee or the Indenture Trustee may request in obtaining the full benefits of the security interest and assignment created or intended to be created hereby and of the rights and powers herein granted. Upon the reasonable instructions (which instructions shall be accompanied by the form of document to be filed) at any time and from time to time of the Lessee or the Indenture Trustee, the Lessor shall execute and file any financing statement (and any continuation statement with respect to any such financing statement), and any other document relating to the security interest and assignment created by this Indenture as may be specified in such instructions. In addition, the Indenture Trustee and the Lessor will execute such continuation statements with respect to financing statements and other documents relating to the Lien created by this Indenture in the Indenture Estate as may be specified from time to time in written instructions of any Noteholder (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the form of such continuation statement or other document to be filed). Neither the Indenture Trustee nor, except as otherwise herein expressly provided, the Lessor shall have responsibility for the protection, perfection or preservation of the Lien created by this Indenture.

ARTICLE VI
INDENTURE TRUSTEE AND LESSOR

                Section 6.1.           Acceptance of Trusts and Duties.  The Indenture Trustee accepts the trusts hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture, and agrees to receive and disburse all moneys constituting part of the Indenture Estate in accordance with the provisions hereof. If any Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee shall, subject to the provisions of Articles IV and V hereof, exercise such of the rights and remedies vested in it by this Indenture and shall at all times use the same degree of care in their exercise as a prudent person would exercise or use in the circumstances in the conduct of its own affairs. The Indenture Trustee shall not be liable under any circumstances, except (a) for its own negligence or willful misconduct, (b) in the case of any inaccuracy of any representation or warranty of the Indenture Trustee or the Indenture Company contained in Section 3.4 of the Participation Agreement, in the certificate delivered by the Indenture Trustee at the Closing pursuant to Section 4.18 of the Participation Agreement, or (c) for the performance of its obligations under Section 8 of the Participation Agreement; and the Indenture Company and the Indenture Trustee shall not be liable for any action or inaction of the Owner Trust; provided, however, that:

(i) Prior to the occurrence of an Indenture Event of Default of which a Responsible Officer of the Indenture Trustee shall have Actual Knowledge, and after the curing of all such Indenture Events of Default which may have occurred, the duties and obligations of the Indenture Trustee shall be determined solely by the express provisions of the Operative Documents to which it is a party, the Indenture Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in the Operative Documents, no implied covenants or obligations shall be read into the Operative Documents against the Indenture Trustee and, in the absence of bad faith on the part of the Indenture Trustee, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any notes or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture;

(ii) The Indenture Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Indenture Trustee, unless it shall be proven that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) The Indenture Trustee shall not be liable in its individual capacity with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture or at the direction of the Majority in Interest of Noteholders, relating to the time, method and place of conducting any proceeding or remedy available to the Indenture Trustee, or exercising or omitting to exercise any trust or power conferred upon the Indenture Trustee, under this Indenture;

(iv) The Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default, Lease Event of Default or Indenture Event of Default (except for an Indenture Event of Default resulting from an event of nonpayment) unless a Responsible Officer of the Indenture Trustee shall have received written notice thereof. In the absence of receipt of such notice, the Indenture Trustee may conclusively assume that there is no default or Indenture Event of Default;

(v) The Indenture Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Lessor, under this Indenture; and

(vi) The right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

                Section 6.2.           Absence of Certain Duties.  Except in accordance with written instructions furnished pursuant to Section 5.2 hereof and except as provided in Sections 5.5 and 5.8 hereof, the Indenture Trustee shall have no duty (a) to see to any registration, recording or filing of any Operative Document (or any financing or continuation statements in respect thereto) or to see to the maintenance of any such registration, recording or filing, (b) to see to any insurance on the Facilities or the Facilities or to effect or maintain any such insurance, (c) except as otherwise provided in Section 5.5 hereof or in Section 8.1 of the Participation Agreement, to see to the payment or discharge of any Tax or any Lien of any kind owing with respect to, or assessed or levied against, any part of the Indenture Estate, (d) to confirm or verify the contents of any report, notice, request, demand, certificate, financial statement or other instrument of the Lessee, (e) to inspect the Facility at any time or ascertain or inquire as to the performance or observance of any of the Lessee’s covenants with respect to the Facility or (f) to exercise any of the trusts or powers vested in it by this Indenture or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby (which in the case of the Majority in Interest of Noteholders will be deemed to be satisfied by a letter agreement with respect to such costs from such Majority in Interest of Noteholders). Notwithstanding the foregoing, the Indenture Trustee shall furnish to each Noteholder and to the Lessor and the Owner Participant promptly upon receipt thereof duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee hereunder or under any of the Operative Documents unless the Indenture Trustee shall reasonably believe that each such Noteholder, the Lessor and the Owner Participant shall have received copies thereof.

                Section 6.3.           Representations and Warranties.

                (a)           The Lessor represents and warrants that it has not assigned or pledged any of its estate, right, title or interest subject to this Indenture, to anyone other than the Indenture Trustee.

                (b)           NEITHER THE LESSOR NOR THE INDENTURE TRUSTEE MAKES, NOR SHALL BE DEEMED TO HAVE MADE (i) ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, COMPLIANCE WITH PLANS OR SPECIFICATIONS, QUALITY, DURABILITY, SUITABILITY, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE FACILITY, OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE FACILITIES OR ANY OTHER PART OF THE INDENTURE ESTATE,

except that the Lessor represents and warrants that on the Closing Date it shall have received whatever title or interest to the Undivided Interests and the Facility Site as were conveyed to it by the Lessee and that on the Closing Date the Undivided Interests shall be free of Lessor’s Liens and the Owner Participant’s Liens; or (ii) any representation or warranty as to the validity, legality or enforceability of this Indenture, the Notes or any of the other Operative Documents, or as to the correctness of any statement contained in any thereof, except that each of the Lessor and the Indenture Trustee represents and warrants that this Indenture and the Participation Agreement have been, and, in the case of the Lessor, the other Operative Documents to which it is or is to become a party have been or will be, executed and delivered by one of its officers who is and will be duly authorized to execute and deliver such document on its behalf.

                Section 6.4.           No Segregation of Moneys; No Interest.  All moneys and securities deposited with and held by the Indenture Trustee under this Indenture for the purpose of paying, or securing the payment of, the principal of or Make-Whole Amount or interest on the Notes shall be held in trust. Except as specifically provided herein or in the Facility Lease, any moneys received by the Indenture Trustee hereunder need not be segregated in any manner except to the extent required by Applicable Law and may be deposited under such general conditions as may be prescribed by Applicable Law, and neither the Lessor nor the Indenture Trustee shall be liable for any interest thereon; provided, however, subject to Section 6.5 hereof, that any payments received or applied hereunder by the Indenture Trustee shall be accounted for by the Indenture Trustee so that any portion thereof paid or applied pursuant hereto shall be identifiable as to the source thereof to the extent known to the Indenture Trustee.

                Section 6.5.           Reliance; Agents; Advice of Experts.  The Indenture Trustee shall be authorized and protected and incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed to be genuine and believed to be signed by the proper party or parties. The Indenture Trustee may accept in good faith a certified copy of a resolution of the board of directors of the Lessee as conclusive evidence that such resolution has been duly adopted by such board and that the same is in full force and effect. As to the amount of any payment to which any Noteholder is entitled pursuant to clause “Third” of Section 3.2 hereof or clause “Fourth” of Section 3.3 hereof, and as to the amount of any payment to which any other Person is entitled pursuant to Section 3.5 or 3.7 hereof, the Indenture Trustee for all purposes hereof may rely on and shall be authorized and protected in acting or refraining from acting upon an Officer’s Certificate of such Noteholder or other Person, as the case may be. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Indenture Trustee for all purposes hereof may rely on an Officer’s Certificate of the Lessor or the Lessee or a Noteholder as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. The Indenture Trustee shall have the right to request instructions from the Lessor or the Majority in Interest of Noteholders with respect to taking or refraining from taking any action in connection with the Indenture or any other Operative Document to which it is a party, and shall be entitled to act or refrain from taking such action unless and until the Indenture Trustee shall have received written instructions from the Lessor or the Majority in Interest of Noteholders, and the Indenture Trustee shall not incur liability by reason of so acting (except as provided in Section 6.1 hereof) or refraining from acting. In the administration of the trusts hereunder, the Indenture Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys and may, at the expense of the Indenture Estate (but subject to the priorities of payment set forth in Article III hereof), consult with independent skilled Persons to be selected and retained by it (other than Persons regularly in its employ) as to matters within their particular competence, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion, within such Person’s area of competence, of any such Person, so long as the Indenture Trustee shall have exercised reasonable care in selecting such Person.

ARTICLE VII
SUCCESSOR INDENTURE TRUSTEES
AND SEPARATE TRUSTEES

                Section 7.1.           Resignation or Removal of the Indenture Trustee; Appointment of Successor.

                (a)           Resignation or Removal . Either of the Indenture Trustee or the Account Bank or any successor thereto may resign at any time with or without cause by giving at least thirty (30) days’ prior written notice to the Lessor, the Owner Participant, the Lessee and each Noteholder, such resignation to be effective on the acceptance of appointment by the successor Indenture Trustee or Account Bank pursuant to the provisions of subsection (b) below. In addition, a Majority in Interest of Noteholders may at any time remove the Indenture Trustee or the Account Bank with cause by an instrument in writing delivered to the Lessee, the Lessor, the Owner Participant, the Indenture Trustee and the Account Bank. Such removal will be effective on the acceptance of appointment by the successor Indenture Trustee or Account Bank pursuant to the provisions of subsection (b) below. In the case of the resignation or removal of the Indenture Trustee or Account Bank, a Majority in Interest of Noteholders may appoint a successor Indenture Trustee or Account Bank reasonably acceptable to the Owner Participant by an instrument signed by such holders. If a successor Indenture Trustee or Account Bank shall not have been appointed within thirty (30) days after such resignation or removal, the Indenture Trustee, Account Bank or any Noteholder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee or Account Bank to act until such time, if any, as a successor shall have been appointed by a Majority in Interest of Noteholders as above provided. The successor Indenture Trustee or Account Bank so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee or Account Bank appointed by a Majority in Interest of Noteholders as above provided.

                (b)           Acceptance of Appointment . Any successor Indenture Trustee or Account Bank shall execute and deliver to the predecessor Indenture Trustee or Account Bank, the Owner Participant, the Lessor and all Noteholders an instrument accepting such appointment and thereupon such successor Indenture Trustee or Account Bank, without further act, shall become vested with all the estates, properties, rights, powers and duties of the predecessor Indenture Trustee or Account Bank hereunder in the trusts hereunder applicable to it with like effect as if originally named the Indenture Trustee or Account Bank herein; but nevertheless, upon the written request of such successor Indenture Trustee or Account Bank or a Majority in Interest of Noteholders, such predecessor Indenture Trustee or Account Bank shall execute and deliver an instrument transferring to such successor Indenture Trustee or Account Bank, upon the trusts herein expressed applicable to it, all the estates, properties, rights and powers of such predecessor Indenture Trustee or Account Bank, and such predecessor Indenture Trustee or Account Bank shall duly assign, transfer deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee or Account Bank hereunder. To the extent required by Applicable Law or upon request of the successor Indenture Trustee or Account Bank, the Lessor shall execute any and all documents confirming the vesting of such estates, properties, rights and powers in the successor Indenture Trustee or Account Bank.

                (c)           Qualifications .  Any successor Indenture Trustee or Account Bank, however appointed, shall be a trust company or bank with trust powers (i) which (A) has a combined capital and surplus of at least $150,000,000, or (B) is a direct or indirect subsidiary of a corporation which has a combined capital and surplus of at least $150,000,000 provided such corporation guarantees the performance of the obligations of such trust company or bank as Indenture Trustee or Account Bank, or (C) is a member of a bank holding company group having a combined capital and surplus of at least $150,000,000 provided the parent of such bank holding company group or a member which itself has a combined capital and surplus of at least $150,000,000 guarantees the performance of the obligations of such trust company or bank, and (ii) is willing, able and legally qualified to perform the duties of Indenture Trustee or Account Bank hereunder upon reasonable or customary terms. No successor Indenture Trustee or Account Bank, however appointed, shall become such if such appointment would result in the violation of any Applicable Law or create a conflict or relationship involving a conflict of interest under the Trust Indenture Act of 1939, as amended.

                (d)           Appointment of Account Bank . The Indenture Trustee and each Noteholder hereby irrevocably designate and appoint The Bank of New York Trust Company, N.A., as the Account Bank under this Indenture (the “Account Bank”). The Account Bank hereby agrees to act as “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) with respect to the Indenture Trustee’s Account. The Lessor hereby acknowledges that the Account Bank shall act as securities intermediary with respect to the Indenture Trustee’s Account pursuant to this Indenture. The Account Bank shall not have duties or responsibilities except those expressly set forth in Sections 3.11 and 3.12 hereof. The Indenture Trustee, at the written direction of a Majority in Interest of Noteholders, may remove and replace the Account Bank pursuant to the terms of Section 7.1(a) hereof and direct such Account Bank according to the terms of this Indenture.

                (e)           Merger, etc . Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person to which substantially all the corporate trust business of the Indenture Trustee may be transferred, shall, subject to the terms of subsection (c) of this Section 7.1, be the Indenture Trustee under this Indenture without further act. Any Person into which the Account Bank may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Account Bank shall be a party, or any Person to which substantially all the corporate trust, banking or similar business of the Account Bank may be transferred, shall, subject to the terms of subsection (c) of this Section 7.1, be the Account Bank under this Indenture without further act.

                Section 7.2.           Appointment of Additional and Separate Trustees.

                (a)           Appointment . Whenever (i) the Indenture Trustee shall deem it necessary or prudent in order to conform to any law of any applicable jurisdiction or to make any claim or bring any suit with respect to or in connection with the Indenture Estate, this Indenture, the Facility Lease, the Notes or any of the transactions contemplated by the Operative Documents, (ii) the Indenture Trustee shall be advised by counsel, satisfactory to it, that it is so necessary or prudent in the interest of the Noteholders or (iii) a Majority in Interest of Noteholders deems it so necessary or prudent and shall have requested in writing the Indenture Trustee to do so, then in any such case the Indenture Trustee shall execute and deliver from time to time all instruments and agreements necessary or proper to constitute another bank or trust company or one or more Persons approved by the Indenture Trustee either to act as additional trustee or trustees of all or any part of the Indenture Estate, jointly with the Indenture Trustee, or to act as separate trustee or trustees of all or any part of the Indenture Estate, in any such case with such powers as may be provided in such instruments or agreements, and to vest in such bank, trust company or Person as such additional trustee or separate trustee, as the case may be, any property, title, right or power of the Indenture Trustee deemed necessary or advisable by the Indenture Trustee, subject to the remaining provisions of this Section 7.2, The Lessor hereby consents to all actions taken by the Indenture Trustee under the provisions of this Section 7.2 and agrees, upon the Indenture Trustee’s request, to join in and execute, acknowledge and deliver any or all such instruments or agreements; and the Lessor hereby makes, constitutes and appoints the Indenture Trustee its agent and attorney-in-fact for it and in its name, place and stead to execute, acknowledge and deliver any such instrument or agreement in the event that the Lessor shall not itself execute and deliver the same within fifteen (15) days after receipt by it of such request so to do; provided, however, that the Indenture Trustee shall exercise due care in selecting any additional or separate trustee if such additional or separate trustee shall not be a Person possessing trust powers under Applicable Law. If at any time the Indenture Trustee shall deem it no longer necessary or prudent in order to conform to any such law or take any such action or shall be advised by such counsel that it is no longer so necessary or prudent in the interest of the Noteholders or in the event that the Indenture Trustee shall have been requested to do so in writing by a Majority in Interest of Noteholders, the Indenture Trustee shall execute and deliver all instruments and agreements necessary or proper to remove any additional trustee or separate trustee. In such connection, the Indenture Trustee may act on behalf of the Lessor to the same extent as is provided above. Notwithstanding anything contained to the contrary in this Section 7.2(a), to the extent the laws of any jurisdiction preclude the Indenture Trustee from taking any action hereunder either alone, jointly or through a separate trustee under the direction and control of the Indenture Trustee, the Lessor, at the instruction of the Indenture Trustee, shall appoint a separate trustee for such jurisdiction, which separate trustee shall have full power and authority to take all action hereunder as to matters relating to such jurisdiction without the consent of the Indenture Trustee, but not subject to the same limitations in any exercise of his power and authority as those to which the Indenture Trustee is subject.

                (b)           The Indenture Trustee as Agent . Any additional trustee or separate trustee at any time by an instrument in writing may constitute the Indenture Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by Applicable Law, to do all acts and things and exercise all discretions which it is authorized or permitted to do or exercise, for and in its behalf and in its name. In case any such additional trustee or separate trustee shall become incapable of acting or cease to be such additional trustee or separate trustee, the property, rights, powers, trusts, duties and obligations of such additional trustee or separate trustee, as the case may be, so far as permitted by Applicable Law, shall vest in and be exercised by the Indenture Trustee, without the appointment of a new successor to such additional trustee or separate trustee, unless and until a successor is appointed in the manner hereinbefore provided.

                (c)           Requests, etc . Any request, approval or consent in writing by the Indenture Trustee to any additional trustee or separate trustee shall be sufficient to warrant such additional trustee or separate trustee, as the case may be, to take the requested, approved or consented to action.

                (d)           Subject to Indenture, etc . Each additional trustee and separate trustee appointed pursuant to this Section 7.2 shall be subject to, and shall have the benefit of Sections 3 through 9 hereof insofar as they apply to the Indenture Trustee. Notwithstanding any other provision of this Section 7.2, (i) the powers, duties, obligations and rights of any additional trustee or separate trustee appointed pursuant to this Section 7.2 shall not in any case exceed those of the Indenture Trustee hereunder, (ii) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, investment and payment of moneys or the investment of moneys shall be exercised solely by the Indenture Trustee and (iii) no power hereby given to, or exercisable as provided herein by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Indenture Trustee.

ARTICLE VIII
SUPPLEMENTS AND AMENDMENTS TO THIS INDENTURE
AND OTHER DOCUMENTS

                Section 8.1.           Supplemental Indenture and Other Amendment With Consent; Conditions and Limitations.  At any time and from time to time, subject to Sections 8.2 and 8.3 hereof, but only upon the written direction of a Majority in Interest of Noteholders and the written consent of the Lessor, (a) the Indenture Trustee shall execute an amendment or supplement hereto for the purpose of adding provisions to, or changing or eliminating provisions of, this Indenture as specified in such request, and (b) the Indenture Trustee, as the case may be, shall enter into or consent to such written amendment of or supplement to any Assigned Document as each other party thereto may agree to and as may be specified in such request, or execute and deliver such written waiver or modification of or consent to the terms of any such agreement or document as may be specified in such request; provided, however, that without the consent of the Noteholders representing one hundred percent (100%) of the outstanding principal amount of the Notes, such percentage to be determined in the same manner as provided in the definition of the term “Majority in Interest of Noteholders,” no such supplement to or amendment of this Indenture or any Assigned Document, or waiver or modification of or consent to the terms hereof or thereof, shall (i) modify the definition of the term “Majority in Interest of Noteholders” or reduce the percentage of Noteholders required to take or approve any action hereunder, (ii) change the amount or the time of payment of any amount owing or payable under any Note or change the rate or manner of calculation of interest payable on any Note, (iii) alter or modify the provisions of Article III hereof with respect to the manner of payment or the order of priorities in which distributions thereunder shall be made as between the Noteholders and the Lessor, (iv) reduce the amount (except to any amount as shall be sufficient to pay the aggregate principal of, Make-Whole Amount, if any, and interest (including additional interest, if any, accruing under the circumstances and at the rate per annum set forth in the fourth and sixth paragraphs of each Initial Note) on all outstanding Notes) or extend the time of payment of Periodic Rent, PVRR Amount, Termination Amount or Special Event Amount except as expressly provided in Section 3.4 of the Facility Lease, or change any of the circumstances under which Periodic Rent, PVRR Amount, Termination Amount or Special Event Amount is payable, (v) consent to any assignment of the Facility Lease if in connection therewith the Lessee will be released from its obligation to pay Periodic Rent, PVRR Amount, Termination Amount or Special Event Amount or release the Lessee of its obligation to pay Periodic Rent, PVRR Amount, Termination Amount or Special Event Amount or change the absolute and unconditional character of such obligations as set forth in Section 9 of the Facility Lease; (vi) consent to any release of the Guarantor under the Guaranty or (vii) deprive the Indenture Trustee of the Lien on the Indenture Estate or permit the creation of any Lien on the Indenture Estate ranking equally or prior to the Lien of the Indenture Trustee, except for Permitted Liens.

                Section 8.2.           Supplemental Indentures and Other Amendments Without Consent.  Without the consent of any Noteholders but subject to the provisions of Section 8.3, and only after notice thereof shall have been sent to the Noteholders and with the consent of the Lessor, the Indenture Trustee shall enter into any indenture or indentures supplemental hereto or execute any amendment, modification, supplement, waiver or consent with respect to any other Operative Document (a) to evidence the succession of another Person as Lessor or the appointment of a co-Lessor in accordance with the terms of the Trust Agreement, or to evidence the succession of a successor as the Indenture Trustee hereunder, the removal of the Indenture Trustee, the appointment of any separate or additional trustee or trustees, the succession of a successor Account Bank hereunder or the removal of the Account Bank, in each case if done pursuant to the provisions of Article VII hereof and to define the rights, powers, duties and obligations conferred upon any such separate trustee or trustees or co-trustee or co-trustees, (b) to correct, confirm or amplify the description of any property at any time subject to the Lien of this Indenture or to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee, (c) to provide for any evidence of the creation and issuance of any Additional Notes pursuant to, and subject to the conditions of, Section 2.12 hereof and to establish the form and the terms of such Additional Notes, (d) to cure any ambiguity in, to correct or supplement any defective or inconsistent provision of, or to add to or modify any other provisions and agreements in, this Indenture or any other Operative Document in any manner that will not in the judgment of the Indenture Trustee materially adversely affect the interests of the Noteholders, (e) to grant or confer upon the Indenture Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security which may be lawfully granted or conferred and which are not contrary or inconsistent with this Indenture, (f) to add to the covenants or agreements to be observed by the Lessee or the Lessor and which are not contrary to this Indenture, to add Indenture Events of Defaults for the benefit of Noteholders or surrender any right or power of the Lessor, provided it has consented thereto, (g) to comply with requirements of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body, (h) to modify, eliminate or add to the provisions of any Operative Documents to such extent as shall be necessary to qualify or continue the qualification of this Indenture or the Pass Through Trust Agreement (including any supplements thereto) under the Trust Indenture Act of 1939, as amended, or similar federal statute enacted after the Closing Date, and to add to this Indenture such other provisions as may be expressly required or permitted by the Trust Indenture Act of 1939, as amended (if such qualification is required), and (i) to effect any indenture or indentures supplemental hereto or any amendment, modification, supplement, waiver or consent with respect to any other Operative Document, provided such supplemental indenture, amendment, modification, supplement, waiver or consent shall not reasonably be expected to materially and adversely affect the interest of the Noteholders; provided, however, that no such amendment, modification, supplement, waiver or consent contemplated by this Section 8.2 shall, without the consent of the holder of each then outstanding Note, cause any of the events specified in clauses (i) through (vii) of the first sentence of Section 8.1 hereof to occur; and provided, further, that no such amendment, modification, supplement, waiver or consent contemplated by this Section 8.2 shall, without the consent of the holder of a Majority in Interest of Noteholders, modify the provisions of Sections 5.1, 5.8, 5.9, 5.10, 6, 7.2, 7.3, 13.1 or 13.2 of the Participation Agreement or Section 19 of the Facility Lease, or modify in any material respect the provisions of the Guaranty or the Site Lease (other than, in each case, any amendment, modification, supplement, waiver or consent having no adverse affect on the interest of the Noteholders).

                Section 8.3.           Conditions to Action by the Indenture Trustee.  If in the opinion of the Indenture Trustee any document required to be executed pursuant to the terms of Sections 8.1 or 8.2 hereof or the election referred to in Section 9.13 hereof adversely affects any immunity or indemnity in favor of the Indenture Trustee under this Indenture or the Participation Agreement, or would materially increase its administrative duties or responsibilities hereunder or thereunder or may result in personal liability for it (unless it shall have been provided an indemnity satisfactory to the Indenture Trustee), the Indenture Trustee may in its discretion decline to execute such document or the election. With every such document and election, the Indenture Trustee shall be furnished with evidence that all necessary consents have been obtained and with an opinion of counsel that such document complies with the provisions of this Indenture, does not deprive the Indenture Trustee or the holders of the Notes of the benefits of the Lien hereby created on any property subject hereto or of the assignments contained herein (except as otherwise consented to in accordance with Section 8.1 hereof) and that all consents required by the terms hereof in connection with the execution of such document or the making of such election have been obtained. The Indenture Trustee shall be fully authorized and protected in relying on such opinion.

ARTICLE IX
MISCELLANEOUS

                Section 9.1.           Surrender, Defeasance and Release.

                (a)           Surrender and Cancellation of Indenture . This Indenture shall be surrendered and cancelled and the trusts created hereby shall terminate and this Indenture shall be of no further force or effect upon satisfaction of the conditions set forth in the proviso to the Granting Clause hereof. Upon any such surrender, cancellation, and termination, the Indenture Trustee shall pay all moneys or other properties or proceeds constituting part of the Indenture Estate (the distribution of which is not otherwise provided for herein) to the Lessor, and the Indenture Trustee shall, upon request and at the cost and expense of the Lessor, execute and deliver proper instruments acknowledging such cancellation and termination and evidencing the release of the security, rights and interests created hereby. If this Indenture is terminated pursuant to this Section 9.1(a), the Indenture Trustee shall promptly notify the Lessee and the Owner Participant of such termination.

                (b)           Release .

(i) Whenever a Component is replaced pursuant to the Facility Lease, such Component shall automatically and without further act of any Person be released from the Lien of this Indenture and the Indenture Trustee shall, upon the written request of the Lessor or the Lessee, execute and deliver to, and as directed in writing by, the Lessee or the Lessor an appropriate instrument (in due form for recording) releasing the replaced Component from the Lien of this Indenture.

(ii) Whenever the Lessee is entitled to acquire the Facility or have the Facility transferred to it pursuant to the express terms of the Facility Lease, the Indenture Trustee shall release the Indenture Estate from the Lien of this Indenture and execute and deliver to, or as directed in writing by, the Lessee or the Lessor an appropriate instrument (in due form for recording) releasing the Indenture Estate from the Lien of this Indenture; provided that all sums secured by this Indenture have been paid to the Persons entitled to such sums.

                Section 9.2.           Conveyances Pursuant to the Site Sublease.  Sales, grants of leases or easements and conveyances of portions of the Facility Site, rights of way, easements or leasehold interest made by the Lessee in accordance with Article XV of the Site Sublease shall automatically, without further act of any Person, be released from this Indenture.

                Section 9.3.           Appointment of the Indenture Trustee as Attorney; Further Assurances.  The Lessor hereby constitutes the Indenture Trustee the true and lawful attorney of the Lessor irrevocably with full power as long as the Indenture is in effect (in the name of the Lessor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the Assigned Documents (except to the extent that such moneys and claims constitute Excepted Payments), to endorse any checks or other instruments or orders in connection therewith, to make all such demands and to give all such notices as are permitted by the terms of the Facility Lease to be made or given by the Lessor upon the occurrence and continuance of a Lease Event of Default, to enforce compliance by the Lessee with all terms and provisions of the Facility Lease (except as otherwise provided in Sections 4.3 and 5.6 hereof), and to file any claims or take any action or institute any proceedings which the Indenture Trustee may request in the premises.

                Section 9.4.           Indenture for Benefit of Certain Persons Only.  Nothing in this Indenture, whether express or implied, shall be construed to give to any Person other than the parties hereto, the Owner Participant, the Lessee (with respect to Sections 4.12 and 8.1 hereof) and the Noteholders (and any successor or assign of any thereof) any legal or equitable right, remedy or claim under or in respect of this Indenture, and this Indenture shall be for the sole and exclusive benefit of the parties hereto, the Owner Participant, the Lessee (as provided in Sections 4.12 and 8.1 hereof) and the Noteholders.

                Section 9.5.           Notices; Furnishing Documents, etc.  Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein to a party hereto shall be in writing or by telecopy transmission, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by telecopy transmission, upon receipt by the sender of a confirmation report that all pages of the telecopy transmission were properly transmitted, in each case addressed to each party hereto at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto; provided, however that all notices given to the Indenture Trustee by any person or entity (other than the Lessor) pursuant to 42 Pa. C.S.A. § 8143(c) or (d) shall be in writing and shall be sent exclusively by registered or certified mail, return receipt requested, to the Indenture Trustee at the address set forth below:

If to the Lessor:

Mansfield 2007 Trust A
c/o U.S. Bank Trust National Association,
Not in its individual capacity, but solely as Owner Trustee
300 Delaware Avenue, 9th floor
Wilmington, DE 19801
Telephone: (302) 576-3703
Facsimile: (302) 576-3717
Attention: Corporate Trust Services

with a copy to the Owner Participant:

Hillbrook Corp.
50 Danbury Rd.
Suite 100
Wilton, CT 06897-4444
Attention: Chief Financial Officer
Facsimile: 203-222-4780

With a copy to the General Counsel

If to the Indenture Trustee:

The Bank of New York Trust Company, N.A.
1660 West 2nd Street, Suite 830
Cleveland, OH 44113
Telephone: (216) 622-6516
Facsimile: (216) 621-1441
Attention: Corporate Trust Department

with a copy to:

Carter Ledyard & Milburn LLP
2 Wall Street
New York, NY 10005
Telephone: (212) 238-8634
Facsimile: (212) 732-3232
Attention: Bertil Nordin, Esq.

If to the Lessee and/or the Guarantor:

FirstEnergy Generation Corp. and
FirstEnergy Solutions Corp.
76 South Main Street
Akron, Ohio 44308
Telephone: (330) 384-5855
Facsimile: (330) 384-3772
Attention: Treasurer

with a copy to:

FirstEnergy Solutions Corp.
76 South Main Street
Akron, Ohio 44308
Telephone: (330) 384-5800
Facsimile: (330) 384-3875
Attention: General Counsel

and

Akin, Gump, Strauss, Hauer & Feld, LLP
590 Madison Avenue
New York, NY 10020
Telephone: 212-872-1016
Facsimile: 212-872-1002
Attention: Lucas F. Torres, Esq.

                Section 9.6.           Severability.  Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                Section 9.7.           Limitation of Liability.  It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by a representative of U.S. Bank

Trust National Association (the “Trust Company”), not in its individual capacity, but solely in its capacity as Owner Trustee on behalf of the Lessor under and pursuant to the Trust Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Trustee and the Lessor is made and intended not as personal representations, undertakings and agreements by the Trust Company, but is made and intended for the purpose of binding only the Lessor, (c) nothing herein contained shall be construed as creating any liability on the Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall the Trust Company, be personally liable for the payment of any indebtedness or expenses of the Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Lessor under this Indenture.

                Section 9.8.           Written Changes Only.  Subject to Sections 8.1 and 8.2 hereof, no term or provision of this Indenture or any Note may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto; and any waiver of the terms hereof or of any Note shall be effective only in the specific instance and for the specific purpose given.

                Section 9.9.           Counterparts.  This Indenture may be executed in separate counterparts, each of which, when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                Section 9.10.        Successors and Permitted Assigns.  All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns and each Noteholder. Any request, notice, direction, consent, waiver or other instrument or action by any Noteholder shall bind the successor and assigns thereof.

                Section 9.11.        Headings and Table of Contents.  The headings of the sections of this Indenture and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

                Section 9.12.        Governing Law.  This Indenture and the Notes shall be in all respects governed by and construed in accordance with the laws of the State of New York, including all matters of construction, validity and performance (without giving effect to the conflicts of laws provisions thereof, other than New York General Obligation Law Section 5-1401), except to the extent mandatory choice of law rules require the application of laws of another jurisdiction and except with respect to matters related to the enforcement of any Lien related to the real property covered hereby or the foreclosure on any real property covered hereby which shall be governed by the laws of the Commonwealth of Pennsylvania (without giving effect to the conflicts of laws provisions thereof). Regardless of any provision in any other agreement, for purposes of the Uniform Commercial Code (as in effect from time to time in any jurisdiction including the State of New York), the “Securities Intermediary’s Jurisdiction” of the Account Bank with respect to the Indenture Trustee’s Account is the State of New York.

                Section 9.13.        Reorganization Proceedings with Respect to the Lessor Estate.  If (a) the Lessor Estate becomes a debtor subject to the reorganization provisions of Title 11 of the United States Code, or any successor provisions, (b) pursuant to such reorganization provisions the Owner Participant is required by reason of the Owner Participant’s being held to have recourse liability that it would not otherwise have had under Section 2.5 hereof to the debtor or the trustee of the debtor, directly or indirectly, to make payment on account of any amount payable as principal or interest on the Notes and (c) any Noteholder or the Indenture Trustee actually receives any Excess Amount (as hereinafter defined) which reflects any payment by the Owner Participant on account of clause (b) above, then such Noteholder or the Indenture Trustee, as the case may be, shall promptly refund such Excess Amount, without interest, to the Owner Participant after receipt by such Noteholder or the Indenture Trustee, as the case may be, of a written request for such refund by the Owner Participant (which request shall specify the amount of such Excess Amount and shall set forth in detail the calculation thereof). For purposes of this Section 9.13, “Excess Amount” means the amount by which such payment exceeds the amount which would have been received by such holder and the Indenture Trustee in respect of such principal or interest if the Owner Participant had not become subject to the recourse liability referred to in clause (b) above. Nothing contained in this Section 9.13 shall prevent the Indenture Trustee or any Noteholder from enforcing any personal recourse obligations (and retaining the proceeds thereof) of the Owner Participant under the Participation Agreement.

                The Noteholders and the Indenture Trustee agree that should the Lessor Estate become a debtor subject to the reorganization provisions of the Bankruptcy Code, they shall upon the request of the Owner Participant, and provided that the making of the election hereinafter referred to is permitted to be made by them under Applicable Law and will not have any adverse impact on any Noteholder, the Indenture Trustee or the Indenture Estate other than as contemplated by the preceding paragraph, make the election referred to in Section 1111(b)(1)(A)(i) of Title 11 of the Bankruptcy Code or any successor provision if, in the absence of such election, the Noteholders would have recourse against the Owner Participant for the payment of the indebtedness represented by the Notes in circumstance in which such Noteholders would not have recourse under this Indenture if the Lessor Estate had not become a debtor under the Bankruptcy Code.

                Section 9.14.        Withholding Taxes: Information Reporting.  The Indenture Trustee shall exclude and withhold from each distribution of principal, Make-Whole Amount, if any, and interest and other amounts due hereunder or under the Notes any and all U.S. federal withholding taxes applicable thereto as required by Applicable Law. The Indenture Trustee agrees (i) to act as such withholding agent and, in connection therewith, whenever any present or future U.S. federal taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Noteholders and to pay to the Noteholders from amounts received by the Paying Agent pursuant hereto such additional amounts so that the net amount actually received by the Noteholders, after reduction for such withheld amounts, shall be equal to the full amount of principal, Make-Whole Amount, interest and other amounts otherwise due and payable hereunder; provided, however, that, notwithstanding the foregoing, the Paying Agent shall be required to pay such additional amounts only if and to the extent that (a) the Lessee is required to indemnify the Noteholders for such amounts under Section 9 of the Participation Agreement and (b) the Lessee has paid such amounts to the Indenture Trustee,

(ii) that it will file any necessary U.S. federal withholding tax returns or statements when due, and (iii) that, as promptly as possible after the payment thereof, it will deliver to each Noteholder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Noteholders may reasonably request from time to time. The Indenture Trustee agrees to file any other information as it may be required to file under United States law.

                Any Noteholder which is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Noteholder becomes a Noteholder, (a) so notify the Indenture Trustee, (b) (i) provide the Indenture Trustee with Internal Revenue Service form W-8 BEN, W-8 ECI or W-9, as appropriate, or (ii) notify the Indenture Trustee that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Noteholder agrees by its acceptance of a Note, on an ongoing basis, to provide like certification for each taxable year and to notify the Indenture Trustee should subsequent circumstances arise affecting the information provided the Indenture Trustee in clauses (a) and (b) above. The Indenture Trustee shall be fully protected in relying upon, and each Noteholder by its acceptance of a Note hereunder agrees to indemnify and hold the Indenture Trustee harmless against all claims or liability of any kind arising in connection with or related to the Indenture Trustee’s reliance upon any such documents, forms or information provided by such Noteholder to the Indenture Trustee. In addition, if the Indenture Trustee has not withheld taxes on any payment made to any Noteholder, and the Indenture Trustee is subsequently required to remit to any taxing authority any such amount not withheld, such Noteholder shall return such amount to the Indenture Trustee upon written demand by the Indenture Trustee. The Indenture Trustee shall be liable only for direct (but not consequential) damages to any Noteholder due to the Indenture Trustee’s violation of the Code and only to the extent such liability is caused by the Indenture Trustee’s violation of the Code and only to the extent such liability is caused by the Indenture Trustee’s failure to act in accordance with its standard of care under this Indenture.

                Section 9.15.        Fixture Financing Statement.  This Indenture also is intended to serve as a fixture financing statement under the Commonwealth of Pennsylvania Uniform Commercial Code. In connection therewith, the following information is provided:

                (a)           Name and address of Debtor:

Mansfield 2007 Trust A
c/o U.S. Bank Trust National Association,
Not in its individual capacity, but solely as Owner Trustee
300 Delaware Avenue, 9th floor
Wilmington, DE 19801
Telephone: (302) 576-3703
Facsimile: (302) 576-3717
Attention: Corporate Trust Services

                (b)           Name and Address of Secured Party (from which information concerning the security interest may be obtained):

The Bank of New York Trust Company, N.A., as Indenture Trustee
1660 West 2nd Street, Suite 830
Cleveland, OH 44113
Telephone: (216) 622-6516
Facsimile: (216) 621-1441
Attention: Corporate Trust Department

                (c)           The personal property covered by the security interest granted hereunder includes goods which are or are to become fixtures upon the real property described in Exhibit A hereto.

                (d)           Recording: This Indenture is to be recorded in the real estate records of Beaver County, in the Commonwealth of Pennsylvania.

                Section 9.16.        Facility Lease Schedules. For the avoidance of doubt, the parties hereto acknowledge and agree that, with respect to each payment date set forth in Schedule I hereto, the amount set forth for the corresponding date in (i) Column 1 of Schedule 3 to the Facility Lease is intended to reflect the sum of scheduled principal and interest on the Notes due on such date, (ii) Column 2 of Schedule 3 to the Facility Lease is intended to reflect scheduled principal on the Notes due on such date, and (iii) Column 1 of Schedule 4 to the Facility Lease is intended to reflect the outstanding principal amount of the Notes on such date.

(Remainder of Page Intentionally Left Blank)

                IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed on the day and year first above written.

MANSFIELD 2007 TRUST A

By: U.S. BANK TRUST NATIONAL ASSOCIATION Not in its individual capacity, but solely as Owner Trustee

By: /s/ Mildred F. Smith

Name: Mildred F. Smith
Title: Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
in its individual capacity as expressly stated in herein, but otherwise solely as Indenture Trustee and Account Bank

By: /s/ Biagio S. Impala

Name: Biagio S. Impala
Title: Vice President

Certificate of Residence

                THE BANK OF NEW YORK TRUST COMPANY, N.A. herby certifies that its precise residence is 1660 West 2nd Street, Suite 830, Cleveland, OH 44113.

/s/
On behalf of Grantee

Signature Page to Lease Indenture Mansfield 2007 Trust A

STATE OF DELAWARE	)
	)	SS.:
COUNTY OF NEW CASTLE	)

                On this              day of July 2007, before me personally appeared Mildred F. Smith, who has acknowledged herself to be the Vice President of U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, as Owner Trustee for Mansfield 2007 Trust A, under and pursuant to a Trust Agreement, dated as of June 26, 2007, between U.S. BANK TRUST NATIONAL ASSOCIATION and HILLBROOK CORP., and that she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such association by herself as such officer.

                IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[Notarial Seal]	__________________________________________
Notary Public

My Commission Expires:

Signature Page to Lease Indenture Mansfield 2007 Trust A

STATE OF OHIO	)
	)	SS.:
COUNTY OF CUYAHOGA	)

                On this              day of July, 2007, before me personally appeared Biagio S. Impala, who acknowledged himself to be the Vice President of THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of such association by himself as such officer.

                IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[Notarial Seal]	__________________________________________
Notary Public

My Commission Expires:

Signature Page to Lease Indenture Mansfield 2007 Trust A

EXHIBIT A
to Indenture

DESCRIPTION OF FACILITY SITE

Legal Description of Facility Site

ALL that certain piece or parcel of land lying and being situate in the Borough of Shippingport, County of Beaver, and Commonwealth of Pennsylvania, and being more particularly bounded and described as follows:

                BEGINNING at a concrete monument at the intersection of the Pennsylvania Power Company’s Bruce Mansfield Plant South property line with the Westerly right-of-way of the New Cumberland and Pittsburgh Railroad (now Penn Central Railroad) said concrete monument bears South 85° 11’ East, a distance of 152.70 feet, and South 33° 16’ East, a distance of 324.80 feet from the Grantor’s Southwest property corner; thence from said concrete monument South 51° 00’ East, a distance of 187.39 feet to a point, said point bears North 51° 00’ West, a distance of 8.00 feet from the East-West baseline column row (P) of the Bruce Mansfield Plant; thence North 39° 00’ East, a distance of 2,010.35 feet to the North-South baseline column row (10) and the true place of beginning of the premises herein to be described and being the Southwest corner of the base of Unit No. 1; thence with the Westerly edge of said base slab and parallel to column row (P) and North 53° 00’ West, a distance of 8.00 feet therefrom; North 39° 00’ East, a distance of 280.00 feet to the Northwest corner of said base slab; thence from the Northwest corner of said base slab, and parallel to column row (I) and North 39° 00’ East, a distance of 6.00 feet therefrom; thence South 51°00’ East, a distance of 164.00 feet to a corner of said slab; thence paralleled to column row (J) and South 51° 00’ East, a distance of 6.00 feet therefrom; thence South 39° 00’ West, a distance of 26.00 feet to another corner which bears North 39° 00’ East, a distance of 6.00 feet from column row (2); thence continuing with the edge of said base slab and parallel to column row (2) South 51° 00’ East, a distance of 258.75 feet to the northeast corner of said base slab; thence continuing with the edge of said slab and parallel to column row (A) and South 51° 00’ East, a distance of 6.00 feet therefrom, South 39° 00’ West, a distance of 254.00 feet to the Southwest corner of said base slab; thence with the North-South baseline and column row (10), North 51° 00’ West, a distance of 422.75 feet to the Southwest corner of said base slab and the place of beginning, containing 111,643 square feet or 2.563 acres;

Together with the easements appurtenant set forth in that certain Indenture, dated August 13, 1974 between Lee E. Whitmire, Jr., Trustee and The Cleveland Electric Illuminating Company, Ohio Edison Company, Pennsylvania Power Company, and The Toledo Edison Company, recorded in the Office of the Recorder of Deeds of Beaver County Pennsylvania on August 16, 1974, in Deed Book 1029, Page 456.

EXHIBIT B
to Indenture

FORM OF NOTE

MANSFIELD 2007 TRUST A
NONRECOURSE PROMISSORY NOTE DUE IN
A SERIES OF INSTALLMENTS OF PRINCIPAL
WITH FINAL PAYMENT DATE
OF JUNE 1, 2034

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED,
SOLD OR OFFERED FOR SALE IN VIOLATION OF SUCH ACT

Issued at: New York, New York

Issue Date: July 13, 2007

$204,354,000.00

MANSFIELD 2007 TRUST A, a Delaware statutory trust (the “Lessor”) formed and governed under and pursuant to a Trust Agreement, dated as of June 26, 2007 (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and, where applicable, the terms of the other Operative Documents, the “Trust Agreement”), between U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, and Hillbrook Corp., a Delaware corporation (the “Owner Participant”), hereby promises to pay to The Bank of New York Trust Company, N.A., in its capacity as pass-through trustee of the Bruce Mansfield Unit 1 2007 Pass Through Trust (the “Pass Through Trustee”), or its registered assigns, the principal sum of $204,354,000.00, which is due and payable in a series of installments of principal with a final payment date of June 1, 2034 as provided below, together with interest at the rate of 6.85% per annum on the principal remaining unpaid from time to time from and including the Issue Date until paid in full. Interest on the outstanding principal amount under this Note shall be due and payable in arrears semiannually at the rate specified above, commencing on December 1, 2007, and on each June 1 and December 1 thereafter until the principal of this Note is paid in full or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                The principal of this Note shall be due and payable in installments on each of the dates set forth on Schedule I hereto. The installment of principal payable on any such date shall be in an aggregate amount equal to the product of the Initial Principal Amount set forth on Schedule I multiplied by the percentage set forth on Schedule I under the column headed “Percentage of Principal Amount Payable” for such date; provided that the final installment of principal shall be equal to the then unpaid principal balance of this Note.

                Capitalized terms used in this Note that are not otherwise defined herein shall have the meanings ascribed thereto in the Indenture of Trust, Open-End Mortgage and Security

Agreement dated as of July 1, 2007 (the “Indenture”), between the Lessor and The Bank of New York Trust Company, N.A., as trustee (the “Indenture Trustee”).

                Interest (computed on the basis of a 360-day year of twelve 30-day months) on any overdue principal and premium, if any, and (to the extent permitted by Applicable Law) any overdue interest shall be paid, on demand, from the due date thereof at the Overdue Rate for the period during which any such principal, premium or interest shall be overdue.

                In the event any date on which a payment is due under this Note is not a Business Day, then payment thereof shall be made on the next succeeding Business Day with the same force and effect as if made on the date on which such payment was due.

                The Lessee and the Guarantor have entered into a Registration Rights Agreement dated July 13, 2007 (as the same may from time to time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and, where applicable, the terms of the other Operative Documents, the “Registration Rights Agreement”) with the Initial Purchasers described therein. Pursuant to such Registration Rights Agreement, the Lessee and the Guarantor have agreed to use their reasonable best efforts to (a) cause to become effective on or prior to the date which is 210 days after the Closing Date (i) the Exchange Offer Registration Statement or (ii) an Initial Shelf Registration Statement (as each such term is defined in the Registration Rights Agreement) and to maintain the respective effectiveness of such Registration Statements (as defined in the Registration Rights Agreement) as described in the Registration Rights Agreement. From and after the date on which a Non-Registration Event (as defined in the Registration Rights Agreement) occurs (which, for the avoidance of doubt, cannot be prior to the date which is 270 days after the Closing Date), additional interest (in addition to the interest otherwise payable with respect to this Note) shall accrue on this Note until but not including the date on which such Non-Registration Event shall cease to exist (and provided no other Non-Registration Event with respect to the Certificates issued on the Closing Date shall then be continuing), at the rate of 0.25% per annum, which additional interest shall be payable hereon at the times, in the manner and subject to the same terms and conditions set forth herein and in the Indenture, as nearly as may be, as though the interest rate set forth above had been increased by 0.25% per annum.

                Except as otherwise specifically provided in the Indenture and in the Participation Agreement, all payments of principal, premium, if any, and interest on this Note, and all payments of any other amounts due hereunder or under the Indenture shall be made only from the Indenture Estate, and the Indenture Trustee shall have no obligation for the payment thereof except to the extent that the Indenture Trustee shall have sufficient income or proceeds from the Indenture Estate to make such payments in accordance with the terms of Article III of the Indenture. The holder hereof, by its acceptance of this Note, agrees that it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof, as herein provided, and that, none of the Owner Participant, the Lessor or the Indenture Trustee is or shall be personally liable to the holder hereof for any amounts payable under this Note or under the Indenture, or, except as expressly provided in the Indenture or, in the case of the Owner Participant and the Lessor, the Participation Agreement for any performance to be rendered under the Indenture or any Assigned Document or for any liability under the Indenture or any Assigned Document.

                The principal of and premium, if any, and interest on this Note shall be paid by the Indenture Trustee, without any presentment or surrender of this Note, except that, in the case of the final payment in respect of this Note, this Note shall be surrendered to the Indenture Trustee, by mailing a check for the amount then due and payable, in New York Clearing House funds, to the Noteholder, at the last address of the Noteholder appearing on the Note Register, or by whichever of the following methods specified by notice from the Noteholder to the Indenture Trustee: (a) by crediting the amount to be distributed to the Noteholder to an account maintained by the Noteholder with the Indenture Trustee, (b) by making such payment to the Noteholder in immediately available funds at the Indenture Trustee Office, or (c) by transferring such amount in immediately available funds for the account of the Noteholder to the banking institution having bank wire transfer facilities as shall be specified by the Noteholder, such transfer to be subject to telephonic confirmation of payment. All payments due with respect to this Note shall be made (i) as soon as practicable prior to the close of business on the date the amounts to be distributed by the Indenture Trustee are actually received by the Indenture Trustee if such amounts are received by 12:00 noon, New York City time, on a Business Day or (ii) on the next succeeding Business Day if received after such time or if received on any day other than a Business Day. Prior to due presentment for registration of transfer of this Note, the Owner Trust, the Lessor and the Indenture Trustee may deem and treat the Person in whose name this Note is registered on the Note Register as the absolute owner and holder of this Note for the purpose of receiving payment of all amounts payable with respect to this Note and for all other purposes, and none of the Owner Trust, the Lessor, or the Indenture Trustee shall be affected by any notice to the contrary. All payments made on this Note in accordance with the provisions of this paragraph shall be valid and effective to satisfy and discharge the liability on this Note to the extent of the sums so paid and none of the Owner Trust, the Lessor or the Indenture Trustee shall have any liability in respect of such payment.

                The holder hereof, by its acceptance of this Note, agrees that each payment received by it hereunder shall be applied in the manner set forth in Section 2.7 of the Indenture, which provides that each payment on the Note shall be applied as follows: first, to the payment of accrued interest (including interest on overdue principal and the Make Whole Amount, if any, and, to the extent permitted by Applicable Law, overdue interest) on this Note to the date of such payment; second, to the payment of the principal amount of, and the Make Whole Amount, if any, on this Note then due (including any overdue installments of principal) thereunder; and third, to the extent permitted by Section 2.10 of the Indenture, the balance, if any, remaining thereafter, to the payment of the principal amount of, and the Make Whole Amount, if any, on this Note.

                This Note is the Note referred to in the Indenture as the “Note.” The Indenture permits the issuance of additional notes (“Additional Notes”), as provided in Section 2.12 of the Indenture, and the several Notes may be for varying principal amounts and may have different maturity dates (not later than the final maturity date of the Initial Notes), interest rates, redemption provisions and other terms. The properties of the Lessor included in the Indenture Estate are pledged or mortgaged to the Indenture Trustee to the extent provided in the Indenture as security for the payment of the principal of and premium, if any, and interest on this Note and all other Notes issued and outstanding from time to time under the Indenture.

                Reference is hereby made to the Indenture for a statement of the rights of the holder of, and the nature and extent of the security for, this Note and of the rights of, and the nature and extent of the security for, the holders of the other Notes and of certain rights of the Owner Trust, the Lessor and the Owner Participant, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions the holder hereof agrees by its acceptance of this Note.

                This Note is subject to redemption, in whole but not in part as provided in the Indenture, as follows: (x) in the case of redemptions under the circumstances set forth in Section 2.10(a) of the Indenture, at a price equal to the principal amount of this Note being redeemed together with accrued interest on such principal amount to the Redemption Date, and (y) in the case of redemptions under the circumstances set forth in Sections 2.10(c) of the Indenture, at a price equal to the principal amount of this Note then outstanding together with accrued interest on such principal amount to the Redemption Date, plus the Make-Whole Amount, if any; provided, however, that no such redemption shall be made until notice thereof is given by the Indenture Trustee to the holder hereof as provided in the Indenture.

                In case an Indenture Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note together with all accrued but unpaid interest thereon may, subject to certain rights of the Lessor and the Owner Participant contained or referred to in the Indenture, be declared or may become due and payable in the manner and with the effect provided in the Indenture.

                There shall be maintained at the Indenture Trustee Office a register for the purpose of registering transfers and exchanges of Notes in the manner provided in the Indenture. The transfer of this Note is registrable, as provided in the Indenture, upon surrender of this Note for registration of transfer duly accompanied by a written instrument of transfer duly executed by or on behalf of the registered holder hereof, together with the amount of any applicable transfer taxes.

                It is expressly understood and agreed by the holder of this Note that (a) this Note is executed and delivered by a representative of U.S. Bank Trust National Association, not in its individual capacity, but solely in its capacity as Owner Trustee on behalf of the Lessor under and pursuant to the Trust Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements in this Note made on the part of the Owner Trustee and the Lessor is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association (or any entity hereafter from time to time acting as Owner Trustee under the Trust Agreement), but is made and intended for the purpose of binding only the Lessor, (c) nothing contained in this Note shall be construed as creating any liability on U.S. Bank Trust National Association (or any entity hereafter from time to time acting as Owner Trustee under the Trust Agreement), individually or personally, to perform any covenant either expressed or implied contained in this Note, all such liability, if any, being expressly waived by the holder of this Note or by any Person claiming by, through or under such holder, (d) it will look solely to the income and proceeds from the Indenture Estate to the extent available for distribution to the holder hereof as above provided, and (e) none of the Indenture Trustee, Owner Participant, any OP Guarantor, the Lessee, the Guarantor, the Lessor, the Owner Trustee or U.S. Bank Trust National Association is, or shall be, personally liable to the holder hereof for any amounts payable under this Note or under the Indenture or for any liability under the Indenture, except as expressly provided in the Indenture.

                This Note shall be governed by the laws of the State of New York.

                IN WITNESS WHEREOF, the Lessor has caused this Note to be duly executed as of the date hereof.

MANSFIELD 2007 TRUST A,

By: U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Mildred F. Smith

Name: Mildred F. Smith Title: Vice President

This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A, not in its individual capacity, buy solely as Indenture Trustee

By:	/s/ Biagio S. Impala

Name: Biagio S. Impala Title: Vice President

Signature Page to Lease Indenture Mansfield 2007 Trust A

FORM OF TRANSFER NOTICE

                FOR VALUE RECEIVED the undersigned registered holder hereby sell(s) assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

_______________________

_______________________
(Please print or typewrite name and address including zip code of assignee)

_______________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing

_______________________
attorney to transfer said Note on the books of the Issuer with full power of substitution in the premises.

Date: _________________________________	____________________________________________________________
(Signature of Transferor)

NOTE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

EXHIBIT C
to Indenture

FORM OF CERTIFICATE OF AUTHENTICATION

                This is one of the Notes referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A, not in its individual capacity but solely as the Indenture Trustee

By:	_________________________________
Name: Title:

EXHIBIT D
to Indenture

DESCRIPTION OF THE UNDIVIDED INTEREST

The Undivided Interest is an undivided 16.8885% interest in and to:

All of FirstEnergy Generation Corp.’s right, title and interest in and to the physical assets constituting Unit 1 of the Bruce Mansfield Plant, a coal-fired electric generating unit which has a nominal rating of approximately 830 megawatts and was placed in service in April, 1976, located on, but not including any fee ownership interest in, approximately 473 acres of land on the south shore of the Ohio River in the Borough of Shippingport, Beaver County, Pennsylvania (the “Facility”)

1.	One GE indoor type, 3600 rpm, tandem compound, six flow, condensing, single reheat turbine generator having a manufacturer’s rating of 834,846 kW and a rating of 1075 mva at 75 psig hydrogen pressure, 0.85 pf, 0.58 short-circuit ratio, together with associated generator shaft coupled a-c alternator excitor, including power rectifying and voltage regulating equipment, drives, hydrogen seal oil, stator cooling water system, piping, pumps, coolers, controls, instrumentation, and conduits.

2.	One Ingersoll-Rand condenser of multipressure, single pass, divided water construction, with a tube surface of 369,700 square feet, together with associated tubes, water boxes, piping, pumps, conduits and drains.

3.	One hyperbolic, natural draft counterflow cooling tower (manufactured by Research Cottrell) approximately 335 feet in diameter at the base and 225.1 feet in diameter at the top, together with associated piping, pumps, conduits and drains.

4.	Three one-third size high-pressure feedwater heaters and three one-third size, duplex, low-pressure feedwater heaters, together with associated full stream low pressure feedwater heaters, flash tanks, flash tank drains, deaerators, piping, pumps and conduits.

5.	Two half capacity, centrifugal, multistage, double case, barrel type boiler feed pumps, together with associated turbine drives, booster and other pumps, piping, coolers, controls, instrumentation and conduits.

6.	One Foster Wheeler balanced draft, super critical, single reheat, once-through steam generator, together with associated regenerative type air heaters, soot blowing equipment, piping, pumps and conduits.

7.	Eight Foster Wheeler D9F Ball Mill pulverizers, together with associated feeders, hoppers, scales, fans, piping, coolers, wiring, cables and conduits.

8.	Six wet limestone venture scrubbers designed to handle a maximum of 5,000,000 SCFM at 22 feet/sec. with 0.075 lbs/million BTU maximum particulate, together with associated ducts, fans, piping and conduits.

9.	Two forced draft fans of air foil blade, DWDI design, together with associated 9000 hp motors, ducts, piping, preheaters, cables, wires and conduits.

10.	For Unit 1 inside of the common 950 foot high concrete chimney, two specific flues and associated CEMS equipment and instrumentation.

11.	One Westinghouse isolated phase bus rated at 18kV, 65-V, 65-C temperature rise, 110 kV B.I.L., together with associated conductors, piping, cables, wiring and conduits.

12.	Instrumentation and control systems and facilities specific to Unit 1, including without limitation, analog controls, start-stop digital positioning controls, meters, gauges, transducers, transmitters, display and readout panels, racks, indicators, recorders, chemical analyzing equipment, annuciators, printers, CRTs, logs and associated HVAC equipment, cables, wiring and conduits.

13.	B&W Selective Catalytic Reduction (SCR) system with all associated duct work, valves, dampers, ammonia grid, nozzles, piping, local tanks, controls and instrumentation.

14.	Sodium bi-sulfate (SBS) injection system specific to Unit 1 for removal of SO3 mist with all necessary lances, nozzles, and independent piping and instrumentation.

15.	One Westinghouse 880 MVA main step up transformer to step up voltage from 18kV to 345kV with all associated pumps, coolers, fans, valves, instrumentation, protective devices, and conductors to the plant switchyard, ending at Unit 1 switchyard disconnects D29 and D35.

16.	Six Westinghouse 10 MVA auxiliary transformers to step down voltage from 18kV to high (13.8kV) and medium (4.16kV) voltage switchgear with all associated, coolers, fans, valves, instrumentation, and protective devices.

17.	Three half-capacity Ingersoll-Rand 54X53S centrifugal circulating water pumps rated at 94,240 gpm with associated piping, conduits, valves and instrumentation.

18.	Balance of Unit Equipment:

a.	All electrical switchgear (high, medium and low voltage), MCCs, disconnects, conductors, grounding equipment, instrumentation and protective devices specific to Unit 1.

b.	Atmospheric flash tank

c.	Flyash removal system

d.	Bottom ash system

e.	Water quality sampling system

f.	Scrubber thickener and misc. support system

g.	Lime recycle system

h.	Ignitor oil day tank

i.	Hydraulic accumulator building (hydraulic equipment for cooling towers)

j.	Bottom ash sump pit enclosure

k.	Condensate polishing demineralizing system

l.	House service water system with pumps, valves, piping controls, instrumentation and corrosion inhibiting system.

SCHEDULE I
to Indenture

NOTE

Initial Principal Amount:	$204,354,000.00
Final Maturity Date:	June 1, 2034
Interest Rate:	6.85%
Amortization Schedule:

Percentage of Principal
Payment Date	Amount Payable

July 13, 2007	0.0000000000%
December 1, 2007	0.0000000000%
June 1, 2008	0.0000000000%
December 1, 2008	0.0000000000%
June 1, 2009	0.8235708623%
December 1, 2009	0.0000000000%
June 1, 2010	1.0657975865%
December 1, 2010	0.0000000000%
June 1, 2011	1.1406676649%
December 1, 2011	0.0000000000%
June 1, 2012	4.4701840923%
December 1, 2012	0.0000000000%
June 1, 2013	5.4126662556%
December 1, 2013	0.0000000000%
June 1, 2014	5.8002290144%
December 1, 2014	0.0000000000%
June 1, 2015	6.2098123844%
December 1, 2015	0.0000000000%
June 1, 2016	5.5756187792%
December 1, 2016	0.0000000000%
June 1, 2017	1.7484365366%
December 1, 2017	0.0000000000%
June 1, 2018	3.9681141548%
December 1, 2018	0.0000000000%
June 1, 2019	4.1398749229%
December 1, 2019	0.0000000000%
June 1, 2020	1.9862591386%
December 1, 2020	0.0000000000%
June 1, 2021	4.3380604246%
December 1, 2021	0.0000000000%
June 1, 2022	4.5274376817%
December 1, 2022	0.0000000000%

June 1, 2023	2.2681229631%
December 1, 2023	0.0000000000%
June 1, 2024	4.7564520391%
December 1, 2024	0.0000000000%
June 1, 2025	4.9678499075%
December 1, 2025	0.0000000000%
June 1, 2026	2.5940280102%
December 1, 2026	0.0000000000%
June 1, 2027	5.4787280895%
December 1, 2027	0.0000000000%
June 1, 2028	5.7385713027%
December 1, 2028	0.0000000000%
June 1, 2029	2.5631991544%
December 1, 2029	0.0000000000%
June 1, 2030	6.0600722276%
December 1, 2030	0.0000000000%
June 1, 2031	4.5846912710%
December 1, 2031	1.5678675240%
June 1, 2032	2.3429930415%
December 1, 2032	0.0000000000%
June 1, 2033	5.7561877918%
December 1, 2033	0.0000000000%
June 1, 2034	0.1145071787%

Total	100.0000000000%